Exhibit 3.1

North Capital Private Securities Corporation
623 E. Fort Union Boulevard, Suite 101, Midvale, Utah 84047
1.888.625.7768

CUSTODY COVER LETTER

Thank you for your interest in opening a custody account with North Capital Private Securities Corporation (“North Capital”). Before opening your account, we need you to review and agree to our Statement of Account and General Account Terms and Conditions and confirm your account type and the investments that are to be held in custody by North Capital. We also need you to review North Capital’s privacy policy and notice at collection, our Form CRS, account Fee Schedule and disclosure documents. You can find all these documents appended to this cover letter.

The documents appended to this cover letter, as well as the information that you provide to complete your investment and account setup, constitute the Account Application referenced in the Statement of Account and General Account Terms and Conditions. As part of your investment process, North Capital has partnered with Max International, Inc. to collect your information for account opening.

After reviewing the documents and signing below, North Capital will provide you with login instructions to access your account. Access and use of a North Capital website is subject to North Capital’s website Terms of Use, which are available on our websites. Your account will be placed in a restricted status until you verify your account information and provide certain other information required by applicable rules and regulations.

1.	Please confirm the type of account that you are seeking to open (the “Account”).

☐ I am opening the account for myself (Individual Account)

☐ I am opening the account for a corporation, LLC or trust (Entity Account)

2.	I/we authorize North Capital to open the Account and hold and custody cash and Class A Common Stock of Max International, Inc. (“Securities”) in the Account.

3.	I/we have received, reviewed and agree to the Statement of Account and General Account Terms and Conditions.

4.	I/we have received, reviewed and agree to North Capital’s Privacy Policy and Notice of Collection, Fee Schedule, and Trusted Contact Basics disclosure. I/we understand I am/we are providing personal information, which North Capital may share for the purposes of providing services and as otherwise outlined in North Capital’s privacy policy, and if applicable, the notice at collection.

I/we acknowledge that I/we have read and I/we understand this form in its entirety and I/we agree to items 1, 2, 3 and 4 listed above.

Account Holder / Beneficiary Signature	Date

North Capital Private Securities Corporation
623 E. Fort Union Boulevard, Suite 101, Midvale, Utah 84047
1.888.625.7768

STATEMENT OF ACCOUNT (CUSTODY)

Thank you for choosing North Capital Private Securities Corporation (“NCPS”) for your new custody account (“Account”). The Account will be governed by your account application and this Statement of Account (Custody), including the following annexes, which collectively constitute the agreement between the account holder and NCPS (collectively, this “Account Agreement”):

Account Application

Annex 1 – General Account Terms and Conditions

Annex 2 – Notice on Use of Personal Information

Annex 3 – Additional Disclosure (as applicable)

•	Form 5305-RA under section 408A of the Internal Revenue Code (if a ROTH Individual Retirement Custodial Account)

•	Form 5305-A under section 408A of the Internal Revenue Code (if a Traditional Retirement Custodial Account)

•	Form 5305-SA under section 408A of the Internal Revenue Code (if a SIMPLE IRA Custodial Account)

This Account Agreement contains important terms and conditions. Please read this Account Agreement carefully and retain it for future reference. If you have any questions concerning this Account Agreement or the terms or conditions herein, please contact NCPS at custody-ops@northcapital.com or by telephoning 1.888.625.7768.

For purposes of this Account Agreement, “Client”, “Account Owner” or “Account Holder” refers to each owner or beneficiary of the Account and “held” by NCPS means held directly by NCPS or in an account as administered through one or more omnibus banking, clearing or custody relationships maintained by NCPS.

By opening an Account, Client acknowledges and agrees that NCPS and its designated agents and representatives will collect and retain information, records and data in connection with the transactions contemplated by this Account Agreement, and will share such information with its partners and service providers as appropriate, required or advisable to facilitate the transactions contemplated by this Account Agreement and to comply with applicable legal and regulatory obligations. Visit NCPS’s website at https://www.northcapital.com for NCPS’s privacy policy and notice at collection, which is incorporated herein by reference.

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Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Statement of Account (Custody)

North Capital Private Securities Corporation

ANNEX 1 – GENERAL ACCOUNT TERMS AND CONDITIONS

The following terms and conditions are incorporated by reference as part of this Account Agreement:

1.            Account. Client appoints NCPS to be the agent to act as custodian and to provide related services (the “Services”) for the Account. NCPS may provide the Services itself or through an Affiliate (as defined in Section 19 below) or other Service Provider (as defined in Section 12(a) below), such as a sub-custodian. The Services will be provided for all assets and cash, including, but not limited to, the proceeds from the sale of such assets and the income attributable to such assets (collectively, the “Account Assets”). The Account will hold only assets owned solely by Client in Client’s specified legal capacity. Client will advise NCPS of the cost, date and manner of acquisition of any additional assets contributed to the Account and of any reduction in the amount of the Account Assets.

2.            Custody of Account Assets. Subject to Client’s instructions as contained in the Account Application of this Account Agreement, Client authorizes NCPS to:

(a)            hold cash and hold any issue of securities in the Account with securities of the same issue for other clients, and deposit Account Assets (whether in “book entry” or physical form) with any domestic or non-US bank, or trust company, broker or dealer or securities depository, as the sub-custodian, in nominee name or otherwise;

(b)            with respect to trades reported on the Account’s behalf through Depository Trust Company (“DTC”), accept instructions from DTC (whether in a DTC report or otherwise) as though they were given by Client or from such person(s) as Client may designate to NCPS in writing as the manager(s) of the Account (including as identified in the Account Application of this Account Agreement, “Investment Manager”);

(c)            effect such Account trades as Client or Investment Manager directs from time to time; provided that NCPS has no obligation to effect any such trade if the subject securities are not in NCPS’s custody and in good deliverable form, or if the Account contains insufficient funds to effect the trade; NCPS may place Account trades with any broker or dealer, each of which is entitled to receive compensation out of Account Assets for their services (“Agency Brokerage”);

(d)            present bonds for payment when due and, to the extent practicable, sell fractional shares issued in connection with any stock dividends;

(e)            purchase, sell, exchange, convert and otherwise execute non-US currency transactions in the spot or forward market, as instructed by Client or Investment Manager at the market rate, at Client’s own risk and as determined by Client at Client’s discretion;

(f)            execute any documentation as the Account’s agent and attorney-in-fact in furtherance of the rights and obligations set forth in this Account Agreement as NCPS may deem necessary, including, but not limited to, signing Client’s or the Account’s name (i) on any securities registered in Client’s or the Account’s name, in order to sell them or enable them to be deposited as authorized above, (ii) on any documents necessary to establish NCPS’s security interest, and (iii) on all necessary certificates of ownership or other instruments required by an issuer, depository or governmental authority under applicable law or regulation, and authorize NCPS’s sub-custodians to do likewise;

(g)            in those cases in which securities that have been purchased at varying prices are being sold or transferred, to use the “specific identification method” for allocating tax lots to a particular sale or transfer of securities for U.S. federal income tax purposes, unless Client or Investment Manager specifically requests NCPS to use another method of tax lot selection on or before the settlement date relating to that sale or transfer; this delegation of authority includes, without limitation, the discretion to select tax lots using a lot selection method other than “FIFO” (first-in, first-out); and

(h)            provide all necessary and applicable information to any Investment Manager with respect to Client, the Account and the Account Assets in paper, electronic form or both, including to make such information and materials available online through NCPS’s or its Affiliate’s website (collectively, the “Site”), to Investment Manager, upon Investment Manager agreeing to NCPS’s online access agreement posted on the Site or such other terms and conditions as NCPS may deem acceptable for use of the Site and access to the services provided thereon.

All transactions for the Account shall be subject to applicable constitutions, rules, regulations, customs and usages of the exchange or market (and its clearing house, if any) where the transactions are executed and to all applicable government acts and statutes (such as the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”)) and the rules and regulations promulgated under those governmental acts and statutes.

3.            Additional Instructions.

(a)            Recording. Client authorizes NCPS to record telephone conversations related to the Account. If recorded, such recordings are the sole property of NCPS. Client agrees that, upon NCPS’s request, Client or Investment Manager will confirm in writing, which may include emails, any oral instruction given to NCPS as soon thereafter as possible. NCPS agrees to comply with the following instructions, which shall continue to be effective until canceled or modified by Client or Investment Manager in a subsequent writing delivered to NCPS to invest otherwise un-invested Account Assets on an overnight or short term basis, at the Account’s risk, in one or more of the following investments: (i) deposit accounts, including NCPS’s own or those of any Affiliate; provided that, to the extent applicable, NCPS will not maintain Account Assets in its reserve account contrary to Exchange Act Rule 15c3-3 (Customer Protection Rule); (ii) any money market mutual fund selected by Client or Investment Manager for which NCPS or an Affiliate may act as investment adviser or custodian; and/or (iii) any money market mutual fund selected by Client or Investment Manager with respect to which NCPS or an Affiliate may receive compensation for performing distribution or shareholder servicing functions (such compensation referred to as “12b-1 fees”).

(b)            Investments. Client authorizes NCPS to (i) accept into custody or to record on its Account statements the following investments: (A) registered fund investments, including, but not limited to, open-end funds, closed-end funds offered on a best-efforts basis, and interval funds (“Mutual Funds”); (B) private fund investments (“Private Funds”); and (C) other private or other exempt securities investments that are not registered under the U.S. Securities Act of 1933, as amended, which are not publicly listed on any national exchange, and for which regular markets may be limited (“Exempt Securities”); provided that, to the extent applicable, NCPS can effect and maintain good control of such investments as defined in Exchange Act Rule 15c3-3 (Customer Protection Rule), (ii) receive valuations of the Private Funds and Exempt Securities investments from the issuer, sponsor, manager, custodian, transfer agent or administrator, or from a valuation source approved by NCPS (each, a “Third-Party Valuation Source”), (iii) rely on the valuations NCPS receives from the Third-Party Valuation Sources as accurate assessments of the value of each investment, and (iv) report such valuations in all account statements, appraisals and reports that NCPS renders, prepares or is otherwise required to file, including, without limitation, any reports that NCPS may be required to file with the U.S. Internal Revenue Service.

(c)            Reliance on Third-Party Valuation Sources. Client acknowledges and agrees that NCPS may specifically rely upon Client, and NCPS hereby approves Client as a Third-Party Valuation Source, in any case where NCPS is unable to obtain a valuation from an independent Third-Party Valuation Source. Client agrees to use its best efforts to determine and report the fair value of such Private Funds or Exempt Securities, as the case may be, based on market transactions, valuation estimates and/or other generally accepted methods for determining fair value.

(d)            Custodied Investments. Client acknowledges and agrees that NCPS’s acceptance into custody of, or agreement to record on, the Account statement any Mutual Fund, Private Fund or Exempt Security (collectively, “Custodied Investments”) does not constitute a representation or warranty by NCPS that: (i) Client is a suitable investor of the Custodied Investments or is otherwise eligible to invest in any of the Custodied Investments; (ii) any of the Custodied Investments exists or is in good standing; or (iii) Client has considered and assumed with respect to the Custodied Investments and will consider and assume with respect to other Custodied Investments all risks of, and responsibilities associated with, including the suitability of, the Custodied Investments.

(e)            Linking a Bank Account. By linking a bank account to the Account, Client hereby authorizes NCPS to initiate credit and debit entries to the account at the financial institution indicated and for the financial institution to credit or debit the same to such account through the ACH network, subject to the rules of the financial institution, ACH and the fund. NCPS may correct any transaction error with a debit or credit to the financial institution account or fund account. This authorization, including any credit or debit entries initiated thereunder, is in full force and effect until Client notifies NCPS of its revocation by phone and in writing and NCPS has had sufficient time to act on it.

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

4.            Agency Brokerage Services. Services related to Agency Brokerage shall also be subject to the following terms and conditions:

(a)            Understanding Terms of Securities. Certain securities or transactions may offer rights that expire unless Client takes some action. For example, warrants and stock purchase rights typically may be exercised only on or before a specified expiration date. Some convertible redeemable securities will be redeemed automatically unless conversion rights are exercised before a specified date. Some bonds may be redeemed, at the holder’s option, only during specified periods. Also, some securities may become the subject of tender or exchange offers, which are limited in time. Client understands that Client is responsible for knowing the rights and terms of the securities in the Account and for taking action to realize any value on such securities. Client acknowledges that NCPS is not obligated to notify Client of impending expiration or redemption dates or the terms of any tender or exchange offers. Client understands that NCPS may be bound by certain restrictions and reserves the right to reject any transaction prior to Client’s receipt of the confirmation statement.

(b)            Bank Sweep Settlement Authorization. All free credit balances will be transferred to a Special Reserve Account for the exclusive benefit of clearing customers of NCPS, which shall be maintained at TriState Capital Bank, member of the Federal Deposit Insurance Corporation (“FDIC”), in compliance with SEA Rule 15c3-3. NCPS may change the bank where it maintains its Special Reserve Account or may add alternative sweep options in the future. On the settlement date for any transaction, NCPS may debit Client’s account, including, if applicable, any designated sweep account for payment of securities purchased by Client. Client will earn the NCPS crediting rate or sweep account returns up to, but not including, the settlement date. The Account will be credited with the proceeds from the sale of securities, and Client will begin earning the crediting rate or dividends, as the case may be, the next Business Day (as defined in Section 9 below) after the settlement date. Client agrees, if requested by NCPS, to have sufficient funds available in the Account by the trade date for payment for all securities or other assets purchased for the Account and that NCPS may refuse to execute an order, or may cancel an order, if such funds are not available. Client also understands that NCPS may return a check unpaid or refuse any other transaction, including, where applicable, transactions initiated in the Account.

(c)            Cash Reinvestments and Computer/Telephone Exchange and Redemption. Client understands that these features will automatically be activated upon the establishment of the Account. Client must contact NCPS if Client wishes to opt out of these features.

(d)            Failure to Settle. Upon the purchase or sale of any security or other asset, if NCPS is unable to settle the transaction by reason of Client’s failure to make payment or deliver securities or other assets in good form, Client authorizes NCPS to take steps necessary to complete or cancel the transaction to minimize its loss, and Client agrees to reimburse NCPS for any Loss (as defined in Section 7 below). Client recognizes that NCPS may become liable in connection with any Account by reason of various occurrences, including, but not limited to, Client’s failure to (i) make payment or deliver securities or other assets in good form (including signature guarantees for co-owned securities), (ii) maintain equity levels required in the Account and (iii) make payment to cover a distribution or transfer from Account. Should NCPS become indebted in connection with the Account, or should Client become indebted to NCPS directly in the operation of the Account, Client agrees that Client shall repay such indebtedness upon demand to the extent permitted by law.

(e)           Clearing Indebtedness. To pay Client’s indebtedness NCPS will first sell the security or other asset that incurred the indebtedness (if applicable). NCPS will then, on a best efforts basis, sell securities and other assets in an order generally designed to limit fees and commissions. NCPS does not intend to act in a fiduciary capacity when selling securities to pay Client’s indebtedness pursuant to such transaction. Client agrees to be responsible for the reasonable costs and expenses of the collection of any such indebtedness, including, but not limited to, attorneys’ fees. Client understands that NCPS also reserves the right to provide information concerning the Account indebtedness to others, including credit reporting agencies.

(f)            Cash Accounts. Cash accounts may be subject to interest on any debit balances resulting from failure to make payment in full for securities or other assets purchased, from failure to timely deliver securities or other assets sold, from proceeds of sales paid prior to settlement date or for other charges which may be made to the account.

(g)           Provision of Market Data. Client understands that NCPS may convey to Client through telephone, electronic or other means last sale transaction data, bid and ask quotations, and other information relating to securities or other assets and the securities markets or other asset markets (collectively referred to as “market data”). Client understands that NCPS may obtain market data from securities exchanges and other markets, including the PPEX ATS which is operated by NCPS, and from parties that transmit market data (collectively referred to as “market data providers”). NCPS receives such market data from industry sources that are believed to be reliable. However, the accuracy, completeness, timeliness or correct sequencing of the market data cannot be guaranteed either by NCPS or the market data providers. Client understands that neither NCPS nor the market data providers will be liable for interruptions in the availability of market data or Client’s access to market data or for any damages alleged to have resulted from the availability or nonavailability of such data. The market data are provided “as is” and on an “as available” basis. THERE IS NO WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, REGARDING MARKET DATA OR MARKET DATA PROVIDERS.

(h)           Order Entry Services. NCPS may make available services (referred to in this subsection (h) as the “Order Services”) that allow Client to use telephone, electronic or other means to place orders and obtain market data and other information. The Order Services may require Client to use a number or password to access these features. Client acknowledges that Client is responsible for the confidentiality and use of Client’s access number, password and Account number and for all securities and other transactions initiated through these means. Client agrees not to allow any other person or entity to use the Account for any purpose, including order entry, inquiry, or for quotes. Any orders communicated to NCPS through these means will be considered to have been sent by Client. Client agrees to notify NCPS immediately if Client: (i) fails to receive a message that an order has been received or executed; (ii) fails to receive accurate written confirmation of an order or its execution; (iii) receives confirmation of an order Client did not place; or (iv) becomes aware of any loss, theft or unauthorized use of Client’s access number, password or Account number or any unauthorized use of the Order Services or the market data. Further, although NCPS may permit the entry of orders through the Order Services, under no circumstances will NCPS accept any orders placed via electronic mail (email). NCPS will not be liable for lost profits, trading losses, or other damages resulting from the delay or loss of use of the Order Services or from defective or unavailable market data. In any case, NCPS’s liability arising from any legal claim (whether in contract, tort, or otherwise) relating to the Order Services or market data will not exceed the amount Client paid for use of the Order Services or market data associated with such claim.

(i)            Custody of Securities. Unless Client instructs NCPS in writing otherwise, all of the securities in the Account shall be held in street name. Client understands that NCPS may charge a fee to register and ship such securities to Client, or to arrange for them to be held by the designated transfer agent for such securities. Funds do not issue certificates, and most exempt issuers (who have issued securities pursuant to an exemption from registration) also do not issue certificates.

(j)            Restricted Securities. Client understands that Client may not sell any restricted securities in any account at NCPS unless NCPS waives this restriction at its sole discretion and only if such sale is in compliance with applicable law. Client may only buy or deliver-in restricted securities or other assets that have been expressly approved for custody by NCPS.

(k)           Security Interest. All securities and other property now or hereafter held, carried or maintained for Client through NCPS or its Affiliate shall be subject to a lien for the discharge of all Client’s indebtedness and other obligations to NCPS and are to be held by NCPS as security for the payment of any liability or indebtedness of Client to NCPS. NCPS or its Affiliate shall have the right to transfer securities and other properties so held through NCPS or its Affiliate whenever in NCPS’s judgment it considers such transfer necessary for its protection. In enforcing NCPS’s lien, NCPS shall have the authority to determine which securities and property are to be sold and which contracts are to be closed as described in this Account Agreement. NCPS may not use Client’s individual retirement account (“IRA”) assets to cover an indebtedness in a non-IRA account or use non-IRA assets to cover an indebtedness in an IRA.

(l)            Credit Interest. Client may receive interest on positive account balances, referred to as “free credit balances”; provided that the funds are awaiting reinvestment and are subject to certain minimum balances and time requirements. NCPS will receive compensation based on the amount of free credit balances in its clients’ accounts. If Client currently maintains free credit balances in the Account solely for the purpose of receiving credit interest, and has no intention of investing the funds in the future, Client should contact NCPS.

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

(m)          Confirmation of Executions and Cancellations. Confirmations of executions or cancellations may be delayed, erroneous (e.g., due to computer system issues) or cancelled or adjusted by an exchange or market center. Any reporting or posting error, including errors in executions or cancellations, will be corrected to reflect what actually occurred in the marketplace; Client shall be bound by such terms. The cancellation of an order is not guaranteed. The order will only be cancelled if the request to cancel is received by the market center to which the order was routed and matched with the order to be cancelled before it is executed. During market hours, it is rarely possible to cancel a market order or a marketable limit order, as such orders are subject to immediate execution. Client should not assume that any order has been executed or cancelled until Client has received a transaction or cancellation confirmation from NCPS.

(n)           Cost Basis. Client authorizes NCPS to use the cost basis method for covered securities. Client understands the tax consequences of selecting the cost basis method and has had the opportunity to consult with a tax advisor before making this selection.

5.            Statements. In addition to reports prescribed by the U.S. Internal Revenue Service, NCPS agrees to provide Client reports of Account Assets at least monthly, electronically or in written form (upon written request to NCPS), or both (upon written request to NCPS). For purposes of all reports made by NCPS, any non-U.S. securities denominated in non-U.S. currencies will be valued in the base currency of the Account, which will be in U.S. dollars unless NCPS and Client agree otherwise. Client agrees to accept any form of communication transmitting such information.

Client understands that the following conditions apply: (a) Client consents to receive statements electronically through NCPS’s Site; (b) Client may begin receiving printed copies of account statements at any time by directing NCPS to do so in writing; and (c) Client acknowledges that it is responsible for reviewing copies of its account statements, whether paper or electronic, and has the obligation to notify NCPS of any errors within timeframes stated above.

Assets will be valued as determined by NCPS in good faith, based on information provided to NCPS as described in certain important disclosures in the client statements, which may include, without limitation, information from publicly available market quotations provided to NCPS or from a Third-Party Valuation Source. See also, as applicable, Annex 3 (Additional Disclosures) of this Account Agreement.

6.           Representations, Warranties and Covenants. Client hereby acknowledges, represents and warrants to, and agrees with NCPS, as follows:

(a)            Client Assets. Client is the sole owner in Client’s specified legal capacity of the Account Assets and (i) there are no restrictions on the transfer, sale or public distribution of any such Account Assets, or if there are restrictions, Client is in and shall maintain compliance therewith as its sole responsibility, and (ii) no option, lien, charge, security or encumbrance exists over such Account Assets, except as described to NCPS in writing.

(b)            Authority. All authority given to NCPS under this Account Agreement will remain in effect until changed or terminated by Client in writing. NCPS may give a copy of this Account Agreement to any broker, dealer or other party to a transaction, or any other third party engaged in order to fulfill NCPS’s obligations under this Account Agreement, as evidence of NCPS’s authority to act on behalf of the Account.

(c)            Understanding of Terms. Client has reviewed, either alone or with Client’s independent agent, and understands the matters set forth in this Account Agreement. Client has received all information that Client deems necessary or desirable in connection with Client’s decision to enter into this Account Agreement.

(d)            Compliance with Anti-Money Laundering Laws. To comply with U.S. anti-money laundering laws and regulations, Client represents as follows:

(i)           The Account Assets were not and are not, directly or indirectly derived from activities that may contravene U.S. federal, state or international anti-money laundering laws or regulations to the extent that any such laws or regulations may be applicable to Client.

(ii)           Unless disclosed to NCPS in the Account Application of this Account Agreement, the individual Account or the trust or estate or committee, as the case may be, has not been formed by, or for the benefit of, any individual described below, and none of the Authorized Persons (as defined in Section 6(g) below), identified to NCPS from time to time in accordance herewith, is an individual described below:

(A)            a current or former senior official (elected or not) in the executive, legislative, administrative, military, or judicial branches of a government, or

(B)            a senior official of a major political party, or

(C)            a senior executive of a government-owned commercial enterprise, or

(D)            an immediate family member of any of the individuals described in subsections (A) through (C) above, or a person known to maintain a close personal or professional relationship with any such individuals.

For purposes of this representation, “senior official or executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources; “immediate family” includes a spouse, parents, siblings, children, and a spouse’s parents or siblings.

(iii)           Client acknowledges that federal law requires that NCPS obtain, verify and record information and documents to identify the persons opening new accounts. For natural persons, this may include, without limitation, name, address, date of birth and Social Security numbers, as well as government-issued photo identification, and for clients other than natural persons, tax identification numbers and documents evidencing formation and good standing (e.g., Articles of Incorporation). Client further acknowledges that NCPS may also screen such names against various third party databases to verify identity.

(iv)            Client agrees to provide NCPS with information and documentation relating to the Account, the organizational structure and the beneficial owners thereof, source of funds and Authorized Persons, including any changes with respect to the foregoing, whenever such changes occur or upon request by NCPS.

(e)            Changes to Account or Representations in Agreement. Client shall promptly notify NCPS in writing of: (i) any change to the Account of which NCPS would not otherwise have knowledge; and/or (ii) any occurrence that results, or threatens to result, in any representations by Client contained in this Account Agreement becoming false, misleading or incomplete.

(f)            Notice of Certain Events. Client, including any Authorized Person, or the successor or legal representative or permitted assign of Client, as the case may be, shall promptly notify NCPS in writing, as applicable, of Client’s dissolution, termination, merger, bankruptcy, conviction of a crime or the occurrence of any other event that might affect the validity of this Account Agreement or NCPS’s authority under this Account Agreement, including, without limitation, in the case of any natural person acting for Client, the death, incompetence, mental incapacity, resignation, removal or replacement as a fiduciary or conviction of a crime. All directions given and actions taken or omitted by NCPS prior to the time that such notice is given to NCPS and which would otherwise be appropriate under the terms of this Account Agreement shall be binding upon Client and upon any of Client’s successors or legal representatives or permitted assigns. Neither Client nor any successor or legal representative or permitted assign shall hold NCPS liable for any Loss arising out of or based upon any action taken or omitted by NCPS in accordance with this Section 6(f).

(g)            Authority to Enter into Agreement and of Signatory. Client has full authority and power to engage NCPS under the terms and conditions of this Account Agreement and to execute, deliver and perform this Account Agreement without the need for any governmental or other authorizations, approvals or consents (except as may be disclosed in the Account Application of this Account Agreement). Client represents that the entities or persons specified in the Account Application of this Account Agreement as an agent, or attorney in fact with a power of attorney, or otherwise authorized to act on behalf of Client within the scope of responsibilities designated to them in the Account Application of this Account Agreement (an “Authorized Person”), are the only entities or persons legally authorized to act for the Account in Client’s specified legal capacity and may act in such capacity without the need for any governmental or other authorizations, approvals or consents (except as may be disclosed in the Account Application of this Account Agreement). Each Authorized Person is authorized to certify to NCPS from time to time by listing in the Account Application of this Account Agreement or on a substantially similar form, other persons within their organization who are also so authorized to act on behalf of Client. Client shall promptly notify NCPS in writing of any event that could reasonably be anticipated to affect an Authorized Person’s authority under this Account Agreement. Client may grant specific authorities to the Authorized Person, and may place specific restrictions on such authorities as noted in the Account Application of this Account Agreement. Except as augmented or restricted by Client as aforesaid, and subject to the provisions set forth in this Account Agreement, the authorities of the Authorized Person designated by Client shall be as follows: to execute any and all documents and to issue instructions, directions and other communications on behalf of Client, including, but not limited to, directing the movement of cash among, to or from the Account (or section account, as applicable) and receiving any authenticating telephone call NCPS might make to verify the authenticity of a direction regarding the movement of cash in the Account (or section account, as applicable). For the avoidance of doubt, the Authorized Person shall not have the authority to appoint other Authorized Persons, employ, retain or terminate Investment Managers, purchase, retain or sell affiliated investment products (except in connection with Services that constitute Agency Brokerage as set forth in Section 4) or terminate this Account Agreement unless specifically authorized to do so by Client as aforesaid. NCPS may conclusively rely on a document, instruction, direction or other communication that NCPS receives from the Authorized Person until otherwise notified by Client in writing. NCPS shall have no liability to Client or otherwise for acting in accordance with those documents, instructions, directions or other communications. NCPS also shall not be responsible for keeping Client apprised of any Authorized Person’s activities or actions.

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

In the event Client or an Authorized Person is required by law or otherwise to obtain governmental or other authorization, approval or consent in connection with the Account, such requirements have been disclosed to NCPS in the Account Application of this Account Agreement and such authorizations, approvals or consents have been obtained and copies thereof provided to NCPS. In the event such requirement subsequently arises, Client shall provide NCPS with immediate written notice thereof and compliance therewith.

(h)           Binding Obligations. Client represents that NCPS’s engagement by Client in Client’s specified legal capacity pursuant to the terms of this Account Agreement constitutes Client’s legal, valid and binding obligation, and does not violate any governing instrument, material agreement, order or judgment of any court or governmental authority or any law applicable to Client. Further, any individual whose signature is affixed to this Account Agreement on behalf of Client has full authority and power to execute this Account Agreement on Client’s behalf. Client further represents that all trades directed hereunder by Client or an Investment Manager are within Client’s power to enter into, in Client’s specified legal capacity, and have been duly authorized, and that when NCPS enters into any such trade on behalf of the Account and it is binding against a counterparty, it will constitute Client’s legal, valid, and binding obligation.

(i)            Organizational Documents/Governing Instrument. If Client is not a natural person: (i) Client represents that NCPS has been furnished a true and complete copy of (A) such documentation, as amended to date, that establishes and evidences Client’s organization as a legal entity and Client’s authority to retain NCPS, or (B) the applicable governing instrument, as amended to date; and (ii) Client agrees that Client shall promptly provide to NCPS any amendments to such documentation or the governing instrument, as the case may be, and if any amendment affects NCPS’s rights or obligations, such amendment will be binding on NCPS only when NCPS agrees in writing.

(j)            Identification of Specified Parties and Related Information. Client represents that Client has accurately and completely listed in the Account Application of this Account Agreement all of the applicable information requested, and if Client is not a natural person, that Client is not required to be registered under the U.S. Investment Company Act of 1940, as amended. Unless otherwise disclosed to NCPS in the Account Application of this Account Agreement, Client is not: (i) an employee of any exchange or of any corporation in which any exchange owns a majority of the capital stock; (ii) of a member firm or member corporation registered; (iii) any exchange; (iv) of a bank, trust company, or insurance company; or (v) of any corporation, firm or individual engaged in the business of dealing either as a broker or as principal in securities, bills of exchange acceptances, or other forms of commercial paper. Client agrees to notify NCPS promptly in writing of any changes in the information specified in the Account Application of this Account Agreement.

(k)           Investment Manager. If Client has identified one or more Investment Managers in in the Account Application of this Account Agreement, Client has appointed Investment Manager(s) and has authorized Investment Manager(s) to act as the agent and attorney-in-fact for Client to give instructions to NCPS with respect to the Account, pursuant to a legally binding agreement entered into by, or on behalf of, Client with Investment Manager(s) or a sub-advisory agreement between NCPS and Investment Manager. Client shall notify NCPS immediately if such power and authority is revoked, or if Client wishes an Investment Manager to be changed, and will provide the name and other relevant information with respect to a new Investment Manager, if any.

(l)            Investment Terms and Conditions. Client agrees to be bound by the terms of the prospectus for each fund in which Client is investing. Client has the authority and legal capacity to purchase mutual funds, and is of legal age in Client’s state. Client further has the authority to purchase unlisted registered securities, exempt securities (which may include securities issued under Regulation D, Regulation S, Regulation A+ and Regulation Crowdfunding) and other assets, subject to the terms and conditions of the offering materials for any such offering.

(m)           Due Diligence Authorization. Client authorizes NCPS to obtain consumer credit reports (which contain information, including Client’s creditworthiness, credit standing and credit capacity) and other personally identifying information to help verify Client’s identity and to determine whether to open the Account, or after the Account is opened, whether to maintain the Account or restrict certain services. If, after making reasonable efforts, NCPS is unable to verify Client’s identity, NCPS is authorized to take any action permitted by law, including closing the Account and liquidating shares at the current market value. Commission charges and certain fees will apply to liquidations. Client has the right, upon written request made within a reasonable time, to receive from NCPS the names and addresses of the consumer credit reporting agencies that provided the reports. Except as provided in Section 12(c) below, NCPS will not disclose this credit information to anyone other than Client without Client’s written permission.

(n)           Joint Accounts. If the Account is owned by more than one person, Client jointly and severally agrees that each co-owner of the Account has complete authority to act on behalf of all and to give instructions concerning the Account, including trades in the Account and delivery of funds and securities to the co-owners. Unless you have notified NCPS to the contrary in writing and NCPS has accepted signed notification, all Accounts with joint registration shall be joint with right of survivorship. NCPS will only act upon the written instructions of both co-owners before closing the Account or changing the ownership of the Account. Unless otherwise agreed to by NCPS in its sole discretion, payments will be made to the owners jointly and will be mailed to the address for the Account indicated in its records. Liability with respect to the Account shall be joint and several, and each will be fully liable for any amounts due to NCPS under this Account Agreement. If registered as Tenants in Common, each has an undivided interest in the Account. If Client is registered as Joint Tenants with right of survivorship or a husband and wife are registered as Tenants by the Entireties and one dies, the entire Account shall become the property of the survivor. In the event of an owner’s death, the survivors shall immediately notify NCPS in writing and, along with the estate of the deceased, shall continue to be jointly and severally liable for any debit balance resulting from transactions initiated before NCPS receives the written notice of death. NCPS reserves the right to freeze the Account and temporarily suspend trading privileges or restrict withdrawals from the Account when notice has been received of a dispute between the registered or beneficial owners or there is reason to believe a fraudulent transaction may occur.

(o)            Unlawful Internet Gambling Enforcement Act (“UIGEA”). If Client is a legal entity that is engaged in commercial betting or wagering:

(i)              Client acknowledges that Client is prohibited from knowingly engaging in any “Restricted Transactions,” i.e., accepting payments in connection with the participation of another person in “unlawful Internet gambling” (defined, generally, to mean placing, receiving, or otherwise knowingly transmitting a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under applicable federal or state law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made).

(ii)             Client represents that Client does not engage in Internet gambling of any kind, whether or not Client believes such gambling to be legal, and will not process through the Account any transaction that violates UIGEA.

(iii)            Client acknowledges and agrees that NCPS may block or reject any Restricted Transaction or close the Account if NCPS believes the Account is in receipt of proceeds of, or engaged in, any such transaction.

7.            NCPS’s Responsibilities.

(a)            NCPS’s responsibilities are solely as stated in this Account Agreement. Client agrees that NCPS shall not be liable for any Losses (as defined below), whether or not incurred by Client, except as otherwise may be provided by applicable law. Specifically, Client agrees that NCPS shall not be liable directly or indirectly for:

(i)              any Loss that the Account or Client may suffer by reason of any transaction or any action taken or omitted by NCPS in good faith;

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

(ii)            any Loss arising out of, or incurred by, the Account or Client as a result of (A) NCPS’s compliance with Client’s instructions or those of an Investment Manager, reasonably and in good faith believed by NCPS to be genuine or (B) NCPS’s reliance on any information, representations or statements made or provided by Client, an Investment Manager or someone authorized by Client, in this Account Agreement and/or in connection with the Account;

(iii)           any act or failure to act by any broker or other person with whom NCPS or the Account may deal in connection with the subject matter of this Account Agreement;

(iv)            any special, indirect, punitive, incidental or consequential damages or expenses in connection with claims or arising out of or related to this Account Agreement or the services described herein, including any amount for loss of profit, data or goodwill, whether or not the likelihood of such loss or damage was contemplated; or

(v)             Loss of any kind whatsoever, including, but not limited to, lost investment opportunities or profits, whether or not foreseeable, even if NCPS has been informed of the possibility thereof and regardless of the form of action in which such Loss is sought or is incurred.

“Loss” means any claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated, including, without limitation, reasonable attorneys’ and expert witness fees, related charges and expenses, settlement amounts and damages awards and other out-of-pocket expenses incurred in investigating, defending against, collecting or settling any claim or threatened action.

For avoidance of doubt and solely by way of example and not limitation, such special, indirect, punitive, incidental or consequential damages or Losses may arise from acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotages; epidemics; pandemics; riots; interruptions, loss or malfunctions of utility, transportation or communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation; suspension of trading and market disruptions; negligent or willful acts of another.

(b)            NCPS does not give recommendations or provide advice (including, without limitation, advisory, business, investment, solicitation, legal, accounting, regulatory or tax advice). NCPS is not, and its statements and actions shall not be construed as, making any representations or warranties with respect to the quality of any investment opportunity or any guarantee regarding the performance of any investment. NCPS is not an investment adviser, does not provide investment advice and does not recommend securities transactions, and any display of data or other information about an investment opportunity, does not constitute a recommendation as to the appropriateness, suitability, legality, validity or profitability of any transaction. The services provided by NCPS under this Account Agreement is provided “as is” without any express or implied warranty of any kind except as required by applicable law. See also NCPS’s Form CRS – Relationship Summary on the Site.

(c)            A fiduciary is a person or entity authorized to make decisions with respect to an account on behalf of an account’s beneficial owner(s), and who owes to such owner(s) the duties of good faith and trust. Client understands and agrees that NCPS is not acting as a fiduciary with regard to the Account, does not review any action or inaction by a fiduciary with respect to the Account, and is not responsible for determining whether a fiduciary’s action or inaction satisfies the standard of care applicable to such fiduciary’s handling of the Account. Client further understands and agrees that NCPS is not responsible for determining the validity of a person’s or entity’s status or capacity to serve as a fiduciary. NCPS may require additional documentation before permitting a fiduciary on an existing account or when opening a new account, including a duly executed limited power of attorney in form and substance acceptable to NCPS. If the Account has two or more fiduciaries authorized to make decisions, each fiduciary shall have full authority on Client’s behalf to deal with NCPS, all without notice to the other fiduciary(ies), unless NCPS is otherwise notified in writing. Notwithstanding the foregoing, NCPS may, at its sole discretion, require joint instruction from some or all of the fiduciaries before taking action.

(d)            Notwithstanding the foregoing, Client understands that certain provisions of the U.S. federal and state securities laws may impose liabilities under certain circumstances even on persons who act in good faith, and therefore nothing in this Account Agreement shall constitute a waiver or limitation of any rights that Client may have under any such laws. Any indemnification or hold harmless arrangement shall not be deemed to waive and shall not waive any non-waivable rights that Client may have under applicable U.S. federal or state law.

8.            General Indemnification. Except in the case of Disabling Conduct (as defined below), Client agrees to release, indemnify, defend, hold harmless and reimburse NCPS to the fullest extent permitted by law for any Loss incurred by NCPS with respect to or arising from the Account or the Account relationship. For avoidance of doubt, Client understands that Client’s obligations hereunder pertain to any and all Actions (as defined below), actual and threatened, involving NCPS (as a party or otherwise) and arising out of NCPS’s performance of its duties hereunder or pertaining to Client or the Account, including, without limitation, Actions to enforce this Account Agreement or any part thereof, any other contract claims and any common law or tort claims, relating to or arising out of NCPS’s service as custodian of the Account, activities undertaken in connection with this Account Agreement or otherwise relating to or arising out of this Account Agreement, including (i) Actions between NCPS and third parties and (ii) Actions between NCPS and Client, in each case regardless of which party initiates such Actions. “Disabling Conduct” means a final non-appealable judgment, in a proceeding in a forum with jurisdiction over the parties to this Account Agreement, that NCPS has acted with fraud. “Actions” means all actions, disputes, claims, counterclaims, inquiries, proceedings, investigations and other legal, regulatory or administrative process regardless of the source or party. For purposes of this Section 8, the term “NCPS” refers to and includes NCPS, Affiliates and Service Providers and predecessors, successors, officers, directors, employees, agents, representatives, parents, assigns and attorneys of NCPS, an Affiliate or Service Provider.

9.            Compensation. Client agrees to, and agrees to pay, the fees, charges, commissions and transaction limits indicated on the Fee Schedule included in the Account Application of this Account Agreement as updated by NCPS from time to time. Client authorizes NCPS, unless otherwise instructed, to charge, in accordance with governing law, or if there is no governing law, against principal such amounts, at the rates specified in such Fee Schedule. The market value of the Account will be valued as of the last Business Day of the previous calendar quarter, equal to one-fourth of the annual rate; except that when the Account is open fewer days than the entire calendar quarter, one-quarter of the annual rates for that calendar quarter shall be pro-rated based on the number of days during the calendar quarter that the Account was open, and calculated, as follows:

(a)            For the Account open on the last Business Day of the calendar quarter in which the Account is initially opened, based on the value of the assets in the Account, at the most recent close of market trading on the last Business Day of the calendar quarter.

(b)            For the Account open on the first calendar day of the calendar quarter in which the Account is closed prior to the last Business Day of such calendar quarter, based on the value of the assets in the Account, at the most recent close of market trading on the day the Account closes.

“Business Day” means any day on which banking institutions in both New York State and Utah State are required to be open for business.

CLIENT AGREES THAT IF CLIENT FAILS TO PAY AMOUNTS DUE AFTER DEMAND NCPS MAY CLOSE THE ACCOUNT AND LIQUIDATE ANY ASSETS IN THE ACCOUNT OR OTHERWISE HELD BY NCPS OR ANY OF ITS AFFILIATES IN AN AMOUNT SUFFICIENT TO PAY CLIENT’S INDEBTEDNESS.

10.           Proxies and Legal Proceedings. NCPS shall not be expected or required to take any action with respect to any legal proceedings involving securities presently or formerly held in the Account or the issuers of such securities or related parties.

11.           Liens and Levies. If for any reason the Account is subject to a lien or levy, NCPS will abide by the directions of the federal, state or other levying authority unless NCPS receives a court order staying or quashing the lien or levy or some other form of release from the levying authority. In addition, NCPS may assess to the Account a reasonable processing fee.

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

12.            Confidential Relationships. All information furnished by either party to the other shall at all times be treated in strictest confidence and shall not be disclosed to third persons, except as herein provided:

(a)            NCPS may provide any information, correspondence and documents regarding the Account and Client, including, but not limited to, all personal data provided by or on behalf of Client, and all and any further data collected in the course of a business relationship (“Account Information”), to one or more Affiliates in the U.S. or in any other jurisdiction (collectively, the “NCPS Group”), or to third parties engaged by NCPS in any jurisdiction in connection with the Account (including, but not limited to, the nonaffiliates in Section 14, administrators, registered representatives, investment managers or other advisors (each, a “Service Provider”));

(b)            NCPS, the NCPS Group or NCPS’s agents and a Service Provider may access and retain Account Information for general business purposes, including for account administration, data processing and contingency backup, or for any regulatory or compliance purpose; and

(c)            NCPS, the NCPS Group and a Service Provider may disclose Account Information to any governmental office, body or agency, regulatory body (including, without limitation, any relevant securities or banking regulator or self-regulatory organization) or court of competent jurisdiction, or otherwise pursuant to any legal, judicial, statutory or regulatory process or obligation.

13.            Use of Affiliates. NCPS may delegate all or part of NCPS’s duties under this Account Agreement to any Affiliate. NCPS may not assign this Account Agreement to any other person or entity without the consent of Client.

14.            Use of Nonaffiliates. The Account may be held directly by NCPS or in an account as administered through one or more omnibus banking, clearing or custody relationships maintained by NCPS.

15.            Governing Law and Arbitration.

(a)            This Account Agreement shall be governed by and construed under the laws of the State of Utah, without giving effect to its choice of law, conflict of laws or “borrowing”, statutes, rules, principles and precedent; provided that the governing law for causes of action for violations of U.S. federal or state securities laws shall be governed by applicable U.S. federal or state securities laws.

(b)            Client irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in Salt Lake City, Utah. Notwithstanding, in the event an Action arises between NCPS and the Client in connection with or as a result of the Account or this Account Agreement, Client irrevocably agrees that such Actions shall be resolved through arbitration by a panel of three independent arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association (unless otherwise required by the rules of The Financial Industry Regulatory Authority, Inc. (“FINRA”) to be conducted by FINRA and FINRA does not decline jurisdiction) in Salt Lake City, Utah within five days after receiving a written request from the other party to do so. The result of the arbitration proceeding shall be final and binding, and by agreeing to arbitration, Client hereby waives any right to seek remedies in court. The panel shall not have any power to alter, amend, modify or change any of the terms of this Account Agreement nor to grant any remedy that is either prohibited by the terms of this Account Agreement or not available in a court of law.

(c)            In connection with this Section 15, Client agrees, as follows: (i) Client is giving up the right to sue NCPS in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which an Action is filed pursuant to this Section15; (ii) arbitration awards are generally final and binding such that a party’s ability to have a court reverse or modify an arbitration award is extremely limited; (iii) the ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings; (iv) the arbitrators do not have to explain the reasons for their award, unless in an eligible case a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date; (v) the panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry; (vi) the rules of some arbitration forums may impose time limits for bringing an Action in arbitration and in some cases an Action that is ineligible for arbitration may be brought in court; and (vii) the rules of the arbitration forum in which the Action is filed, and any amendments thereto, shall be incorporated into this Account Agreement. NCPS shall provide Client with a copy of this pre-dispute arbitration clause or this Account Agreement or inform Client that NCPS does not have a copy thereof, within 10 Business Days of receipt of Client’s written request. Upon written request of Client, NCPS shall provide Client with the names of, and information on how to contact or obtain the rules of, all arbitration forums in which an Action may be filed under this Account Agreement.

(d)            To the full extent permitted by Law, no arbitration or other proceeding shall be joined with any other or decided on a class-action basis. No person or entity shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person or entity who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (a) the class certification is denied; (b) the class is decertified; or (c) Client is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Account Agreement, except to the extent stated herein.

(e)            Nothing in this Account Agreement shall restrict NCPS’s ability to seek remedies in court, including equitable relief such as a restraining order, an injunction or specific performance, and any other relief that may be available.

16.            Severability; Modification. If any provision of this Account Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Account Agreement or invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Account Agreement becomes inconsistent with any present or future law or regulation of any entity having regulatory jurisdiction over it, that provision will be deemed superseded or amended to conform with such law or regulation, but the remainder of this Account Agreement will remain in full force and effect.

17.            Entire Agreement. This Account Agreement incorporates by reference the NCPS Group’s data privacy policies and website terms of use, as posted on the Site from time to time, with which Client shall comply. This Account Agreement (including all annexes, exhibits and schedules now in effect or as become applicable to the Account from time to time and the NCPS Group’s data privacy policies and website terms of use) (a) constitutes the sole and entire agreement between the parties with respect to the Account, (b) collectively constitutes the term “Account Agreement” as referenced herein and (c) supersedes and merges all prior and contemporaneous proposals, understandings, agreements, representations and warranties, both written and oral, between the parties relating to such subject matter.

18.            Survival; Termination. The Fee Schedule in the Account Application of this Account Agreement and Sections 6-18, 21, 22, 24 and 25 of this Annex 1 (General Account Terms and Conditions) shall survive the termination of this Account Agreement. This Account Agreement will not be terminated automatically or otherwise affected by any subsequent bankruptcy, dissolution, termination or merger, in the case of a legal entity. Upon termination, NCPS will have no further obligations hereunder, provided that any liability under this Account Agreement of either party to the other shall survive and remain in full force and effect with respect to transactions that have been initiated, but not completed, and with respect to any other claim or matter of which either of the parties has given the other written notice prior to such termination, until such liability has been finally settled (except that NCPS will be entitled to NCPS’s fees, prorated to the date of termination). Termination will result in the cancellation of all open orders and other features and privileges associated with the Account.

19.            Conflicts. Nothing in this Account Agreement shall be deemed to limit or restrict NCPS’s right, or the right of any of NCPS’s officers, directors or employees, to engage in any other business or to render custody services or services of any kind to any other client directly or through any Affiliate. Client understands that NCPS and Affiliates may obtain and keep profits, commissions and fees in connection with activities for other clients and from their own accounts. Client acknowledges that NCPS may receive compensation from investment advisers or distributors of funds, including money market funds, for performing distribution or shareholder-servicing functions. If any Account Assets are invested in such funds, NCPS is authorized to receive this compensation. For purposes of this Account Agreement, “Affiliates” are those operating companies and investment entities, directly or indirectly controlled by, or under common control with, North Capital Investment Technology, Inc., including NCPS, North Capital Inc. and North Capital Administrator Services Inc., and whether using the name “North Capital”, ‘‘NCPS” or any other name.

20.            Counterparts. This Account Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Account Agreement by facsimile, email or other means of electronic transmission or signature is deemed to have the same legal effect as delivery of an original signed copy of this Account Agreement.

21.            Notices; Presumption of Receipt of Communications. Communications will be sent to Client’s address, including electronic address, given in the Account Application of this Account Agreement unless Client later notifies NCPS of a change of address. All communications, whether sent by mail, electronic mail, courier or otherwise, shall be considered delivered to Client personally, whether actually received or not.

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

22.            Federal and State Withholding for Retirement Accounts. Subject to changes in prevailing rules, or changes in Client’s circumstances, Client may at any time designate or change the federal and state income tax withholding election for distributions from Client’s IRA, 403(b)(7) custodial account or qualified retirement plan by contacting NCPS. Client understands that if Client does not have enough federal or state income tax withheld, Client may be responsible for payment of estimated taxes and penalties and interest may also apply.

23.            FDIC Insurance Disclosure. Client acknowledges that securities, funds and other non-deposit investments in the Account are subject to the following:

NOT FDIC-INSURED May lose value. No bank or other guarantees.

Client understands that any cash balances may be placed on deposit in the Account at one or more FDIC-insured banks, and if so, are insured by the FDIC to the maximum extent allowed under the FDIC’s general deposit insurance rules.

24.            Account Inactivity. If the Account has no activity in it for a period of time, NCPS may be legally obligated to report the assets in the Account as unclaimed property and forward such unclaimed property to the state designated in accordance with applicable law.

25.            Substitution Upon Revocation of Authority. Pursuant to 26 CFR § 1.408-2(e)(6)(v), in the event NCPS’s authority to provide the custody services hereunder as a nonbank trustee and a nonbank custodian is subsequently revoked by the U.S. Internal Revenue Service and upon Client’s receipt of notice thereof (including from the U.S. Internal Revenue Service), Client shall promptly designate a substitute trustee or custodian. NCPS and Client shall promptly take all actions reasonably necessary or appropriate to effectuate such substitution as soon as possible.

*          *          *

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

ANNEX 2 – Notice on Use of Personal Information

FACTS	WHAT DOES NORTH CAPITAL PRIVATE SECURITIES CORPORATION DO WITH YOUR PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share and protect your personal information. Please read this Notice carefully to understand what we do.
What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:
• Social Security Number • Account Balances • Wire Transfer Instructions	• Employment Information • Transaction History • Income
When you are no longer our client, we continue to share your information as described in this Notice.
How?	All financial companies need to share clients’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their clients’ personal information; the reasons North Capital chooses to share; and whether you can limit this sharing.
Reasons North Capital can share your personal information?	Does North Capital Share?	Can you limit sharing?

For our everyday business purposes—

such as to process your transactions, open and maintain your accounts, provide services, respond to court orders, audits, regulatory exams and legal investigations, report to credit bureaus

	Yes	No
For our marketing purposes— to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We do not share
For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We do not share
For our affiliates’ everyday business purposes— information about your creditworthiness	No	We do not share
For nonaffiliates to market to you	No	We do not share
Questions?	Contact us at info@northcapital.com or call us toll-free at 1.888.625.7768.
Who we are
Who is providing this Notice?	North Capital Private Securities Corporation, including our Affiliates (as defined below) (“North Capital”).
What we do
How does North Capital protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with applicable law. These measures include computer safeguards and secured files.
How does North Capital collect my personal information?

We collect your personal information, for example, when you:

•      Open/make changes to an account                                    ■ Provide account information

•      Make deposits in or withdrawals from your account    ■ Show your government-issued ID

•      Initiate other account activity, e.g., securities trades

We also collect your personal information from other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•      Sharing for affiliates’ everyday business purposes — information about your creditworthiness

•      Affiliates from using your information to market to you

•      Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

•      Our affiliates include North Capital Investment Technology, Inc., a technology company, North Capital Inc., a registered investment adviser, and North Capital Administrator Services Inc., a consulting services company.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

•      North Capital may share with Service Providers who are nonaffiliates to the extent required to provide such services.

•      North Capital may share with nonaffiliates to process your transactions, open and maintain your accounts, provide services, respond to court orders, audits, regulatory exams and legal investigations, report to credit bureaus.

Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • North Capital does not jointly market with nonaffiliates.
For more information
Policies and Additional Disclosure	For additional information on North Capital’s policies and disclosures, including its Privacy Policy and Notice at Collection, visit our website at www.northcapital.com.

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 1 – General Account Terms and Conditions

North Capital Private Securities Corporation

ANNEX 3 – ADDITIONAL DISCLOSURE

The following additional disclosure (as applicable depending on the type of Account) and distributed or made available by or on behalf of NCPS to or on behalf of the Account Holder is incorporated herein by reference as part of this Account Agreement:

■	If a ROTH Individual Retirement Custodial Account, Form 5305-RA under section 408A of the Internal Revenue Code

■	If a Traditional Retirement Custodial Account, Form 5305-A under section 408A of the Internal Revenue Code

■	If a SIMPLE IRA Custodial Account, Form 5305-SA under section 408A of the Internal Revenue Code

Contact NCPS at custody-ops@northcapital.com or toll-free at 1.888.625.7768 with any questions.

Annex 3 – Additional Disclosure Page 10 of 10

Form CRS – Relationship Summary

North Capital Private Securities Corporation – 05/27/2023

Introduction

North Capital Private Securities Corporation (NCPS) is a broker-dealer registered with the U.S. Securities and Exchange Commission. NCPS is a member of FINRA and SIPC. This Form CRS contains important information about NCPS’s services, fees and costs, conflicts of interest, standard of conduct, and disciplinary history. Brokerage and investment advisory services differ, and that it is important for you to understand these differences. NCPS is not an investment advisor and does not provide investment advisory services, portfolio management, or advice or recommendations, including about your overall investment portfolio or the types of account(s) you should have. Our brokerage business is narrowly focused on the sale of securities issued by the companies that we represent and secondary transactions in exempt and certain registered securities. NCPS is typically an issuer’s agent, which means that unless we have a written agreement with you to the contrary, we are not your agent; we do not give advice or make recommendations, including about specific securities, types of securities or investment strategies involving securities. To the extent that a call to action is deemed to be a recommendation under U.S. law or regulation, you should be aware that our interests are inherently conflicted with your interests and you should seek advice from an investment advisor or a broker who will act as your agent. Free and simple tools are available to research firms and financial professionals at https://www.investor.gov/CRS, which also provides educational materials about broker-dealers, investment advisers, and investing.

What Investment Services And Advice Can You Provide Me?

Description of Services: We offer agency brokerage services, including executing transactions in private placements and other exempt offerings under Reg A+, Reg D, and Reg S, public REITS and mutual funds, to issuers we represent. We do not offer investment advice or recommendations. Limitations to these offerings include: they are illiquid, speculative, and high risk; they may not be suitable for you; the required minimum investment may be high; most offerings are only be available to accredited investors; fees and expenses are higher than other investments. Other risks are described further in our Offering Disclosure and in the offering materials for each investment. You can obtain an investment’s offering materials by directly contacting the issuer or by calling us at (888) 625 7768. A particular risk to our business model is that we do not offer a diversified menu of private investments; we narrowly focus on offering securities of issuers for which we serve as managing dealer or placement agent, and the scope of our product offering is therefore limited compared to a broker that offers you recommendations or advice.

NCPS also serves as executing agent to buyers and sellers in connection with self-directed secondary market trades of private and other exempt securities. These trades may be facilitated in the over-the-counter market or an alternative trading system (ATS), including PPEX ATS, a SEC-registered ATS operated by NCPS. Limitations of the ATS include: we select the securities for listing on the ATS; securities you own or wish to buy may not be eligible for the ATS; buyers and sellers determine whether there is liquidity in a particular issue and its market price (if any); you might not be qualified to transact on the ATS; you must transact through a broker-dealer or other qualified member, which can be NCPS or another broker-dealer or other qualified member. Refer to the PPEX ATS User Manual for a discussion of ATS procedures. Refer to Private Secondary Transactions Risks and Disclosures for prospective buyers and prospective sellers for additional secondary transactions risks and disclosures. If you are such a buyer or seller, contact your broker-dealer or other qualified member to request a copy of the terms and conditions of your trade.

We custody cash and certain assets for investors. Limitations on custody include: we do not give buy, sell, or hold recommendations on custodied assets and we do not monitor the performance of custodial accounts or any investments; we do not require a minimum account balance, but some of the investment products held by us might require minimum holding amounts; we do not custody public securities except for mutual funds and certain non-traded public issues; we charge fixed transaction fees and/or flat account fees and/or asset-based fees that could be significant as a percentage of the account balance. If you are a custody client, your custody account agreement sets forth the applicable terms and conditions. Contact us at (888) 625 7768 to request a copy of your custody agreement.

NCPS serves as the distributer of an affiliated money market mutual fund, the North Capital Money Market Fund (NCGXX). NCPS’s affiliate, North Capital, Inc., serves as the investment adviser to the fund. See the Prospectus and Statement of Additional Information for more information. We offer the North Capital Money Market Fund (NCGXX) to custody customers through our Purchase Money Market Fund Program (Purchase MMF Program).

Additional information about NCPS’s services can be found at www.northcapital.com and by contacting us at info@northcapital.com or call (888) 625 7768.

Conversation Starters: Ask your financial professional=>Given my financial situation, should I choose a brokerage service? Why or why not? How will you choose investments to recommend to me? What is your relevant experience, including your licenses, education and other qualifications? What do these qualifications mean?

What Fees Will I Pay?

Description of Principal Fees and Costs: You will pay us fees and costs directly or indirectly through the issuer or its sponsor (or their affiliates) that has retained us or the broker-dealer or other qualified member transacting on PPEX ATS. Fees vary depending on the issuer, type of security, number and size of transactions, account balance, and nature of services. Such fees will include certain transaction-based fees in connection with investing in a private placement or other exempt offering or participating in a secondary market trade. Typically, such transaction-based fees are calculated based on a percentage of the overall transaction amount. You may pay us fees as an investor in the North Capital Money Market Fund (NCGXX). Costs may include, as applicable, those associated with (i) payment processing, such as Automated Clearing House (ACH), wire and credit card fees and chargebacks, (ii) due diligence, such as investor identity and verification fees and expenses, (iii) if NCPS facilitates escrow services in connection with an offering, escrow account set-up and administration fees and expenses, and (iv) if NCPS provides custody services, custody account set-up and administration fees and expenses. Read our Fee Disclosure about fees and costs.

North Capital Private Securities Corporation	Date of Form CRS: 05/27/2023

You will pay fees and costs whether you make or lose money on your investments. Fees and costs will reduce any amount of money you make on your investments over time. Please make sure you understand what fees and costs you are paying.

For transactions in private placements and other exempt offerings, review the Fees and Expenses section of our Offering Disclosure and the offering materials for each offering for a discussion of fees and costs. You can obtain an investment’s offering materials by directly contacting the issuer or by calling us at (888) 625 7768. For secondary transactions, contact your broker-dealer or other qualified member to request a copy of the terms and conditions of your trade, including fees and costs. For investments in the North Capital Money Market Fund (NCGXX), see the Prospectus and Statement of Additional Information for more information. If applicable, for information about our fees and expenses in connection with payment processing, due diligence, escrow services and custody services fees and expenses, refer to your customer agreement or contact us at info@northcapital.com or call (888) 625 7768 for additional information.

Conversation Starters: Ask your financial professional=>Help me understand how these fees and costs might affect my investments. If I give you $10,000 to invest, how much will go to fees and costs, and how much will be invested for me?

What Are Your Legal Obligations To Me When Providing Recommendations? How Else Does Your Firm Make Money, and What Conflicts Of Interest Do You Have?

Standard of Conduct: We do not provide advice or recommendations about securities, investment strategies, or investment accounts. If you seek such advice, you should establish a relationship with an investment advisor or broker to serve as your agent. If a call to action were deemed to be a recommendation under U.S. law or regulations, then we would be subject to Regulation BI and we would be required to act in your best interest and not put our interest ahead of yours. The way we make money creates some conflicts with your interests. You should understand and ask us about these conflicts because they could affect your investment results.

Here are some examples to help you understand what this means:

•	We are an issuer’s agent and receive payments for selling their securities; we have a salesman’s stake and are not your agent; we have an incentive to sell you securities from which we stand to profit most.

•	We receive compensation based on the number and size of transactions; this creates an incentive for us to transact with you more often and in greater size, whether or not the transactions are in your best interest.

•	Certain securities pay brokers higher fees than others; this creates an incentive for us to sell you securities on which we receive higher fees.

•	Since an affiliate of NCPS is entitled to receive fees and expense reimbursements for managing the North Capital Money Market Fund (NCGXX), this creates an incentive for us to direct investment in this fund.

In addition, certain personnel affiliated with an issuer or its sponsor or their affiliates (including personnel who may be an officer or a director) may also be affiliated registered representatives of NCPS. These registered representatives are typically not involved in any securities-related business other than the offerings of their employer. This arrangement creates inherent conflicts of interest because such personnel may gain financially from your investment, directly through commission payments or indirectly by receiving compensation from the issuer or its sponsor or their affiliates.

Additional Information: You can find more information about our conflicts of interest and how we mitigate them in our Conflicts of Interest Disclosure.

Conversation Starters: Ask your financial professional=>How might your conflicts of interest affect me, and how will you address them?

How Do Your Financial Professionals Make Money?

Description of Compensation of Registered Representatives: NCPS has both salaried personnel and independent contractors. Salaried personnel receive a salary and discretionary bonus based upon their individual performance and firm performance. No salaried personnel receive commissions from the sale of securities. Independent contractors are paid salaries and may receive bonuses from their principal employer, which is not an affiliate of NCPS. Some contract registered representatives also receive commissions for sales of securities issued, sponsored, or posted on a funding platform operated by the principal employer. Contract registered representatives, like employees of NCPS, are prohibited from giving advice or making recommendations with respect to specific securities, investment strategies, or accounts. All contract registered representatives of NCPS are agency brokers, not advisors. Compensation is tied directly or derives from sales by NCPS, which exacerbates the conflict of interest previously described. Refer also to our Conflicts of Interest Disclosure.

Do You or Your Financial Professionals Have Legal or Disciplinary History?

Yes. You can visit https://www.investor.gov/CRS for a free and simple search tool to research NCPS and our financial professionals.

Conversation Starters: Ask your financial professional=>As a financial professional, do you have any disciplinary history? For what type of conduct?

Additional Information About North Capital Private Securities Corporation

Additional information about NCPS and the brokerage services we offer can be found on our website: https://www.northcapital.com. If you have any questions or would like to receive an up-to-date copy of this relationship summary, email info@northcapital.com or call (888) 625 7768.

Conversation Starters: Ask your financial professional=>Who is my primary contact person? Is he or she a representative of an investment adviser or a broker-dealer? Who can I talk to if I have concerns about how this person is treating me?

North Capital Private Securities Corporation	Date of Form CRS: 05/27/2023

North Capital’s Commitment to Privacy

North Capital has updated its privacy policy effective January 1, 2023

Introduction

This privacy policy (this “Policy”) explains how North Capital collects, uses, manages, shares, discloses and retains information, including personal information and sensitive personal information of natural persons, and the types of information North Capital may collect or that may be provided to North Capital (see Information North Capital Collects About You below), including when establishing a relationship with North Capital or by visiting www.northcapital.com, www.accredited.am, www.ppex.com, www.compassvest.com, www.advisory.northcapital.com, www.evisor.com or North Capital’s other websites accessible from time to time (collectively, “North Capital websites”). This Policy applies to information North Capital collects, regardless of how collected (see How North Capital Collects Information About You below). References to “North Capital”, “we” or “us” means North Capital Investment Technology, Inc., collectively with its subsidiaries, including North Capital Private Securities Corporation, North Capital Inc. (d/b/a evisor) and North Capital Administrator Services Inc.

IF YOU ARE ACCEPTING THIS POLICY WITHIN THE SCOPE OF YOUR EMPLOYMENT OR IN CONNECTION WITH YOUR ENGAGEMENT AS AN INDEPENDENT CONTRACTOR, THEN THE TERM “YOU” INCLUDES YOUR EMPLOYER OR PRINCIPAL CONTRACTOR, AS APPLICABLE (OTHER THAN NORTH CAPITAL), AND YOU REPRESENT AND WARRANT TO NORTH CAPITAL THAT YOU ARE AUTHORIZED TO ACCEPT THIS POLICY ON SUCH EMPLOYER’S OR PRINCIPAL CONTRACTOR’S BEHALF.

Please read this Policy carefully to understand North Capital’s policies and practices regarding information and how North Capital will treat it. If you do not agree with North Capital’s policies and practices, your choice is to not provide information, and by not providing information, you will not be permitted to use North Capital websites or otherwise conduct certain business with North Capital.

By providing information in connection with establishing a relationship with North Capital or in accessing or using North Capital websites, you agree to this Policy and give your consent to the collection, use, management, sharing, disclosure and retention of information as explained in this Policy. This Policy may change from time to time (see Changes to North Capital Privacy Policy below). Your continued relationship with North Capital and/or use of a North Capital website after North Capital provides changes to this Policy is deemed to be your acceptance of those changes, so please check this Policy periodically for updates.

Any dispute regarding this Policy is subject to the terms set forth herein, North Capital’s website Terms of Use (for North Capital website users) and the terms of any other written agreement between you and North Capital, including dispute resolution provisions and limitations of North Capital’s liability. If you have any questions regarding this Policy, please contact North Capital (see North Capital Contact Information below).

Third Party Privacy Policies

Unaffiliated banks, custodians, brokers, dealers, transfer agents, escrow agents, investment portals, sponsors, issuers and other third parties generally maintain their own privacy policies, which are not covered by this Policy except as described below. North Capital is not responsible for the privacy policies or the content of websites that link to or are linked to North Capital websites. Furthermore, some of North Capital’s web pages utilize framing techniques to serve content to/from North Capital’s partners while preserving the look and feel of North Capital websites. North Capital has no control of the use or protection of any information provided or collected by those websites. Please be aware that you are providing your information to these third parties and you should familiarize yourself with the privacy policies of such third parties.

Children Under the Age of 16

North Capital websites are not intended for children under 16 years of age. No one under age 16 is permitted to provide any information to or on a North Capital website. North Capital does not knowingly collect information from children under 16. If you are under 16, do not use or provide any information on a North Capital website or on or through any of their features. If North Capital learns that it has collected or received information from a child under 16 without verification of parental or legal guardian consent, North Capital will delete that information. If you believe North Capital might have any information from or about a child under 16 not otherwise in compliance with this Policy, please contact North Capital (see North Capital Contact Information below).

North Capital’s Commitment to Privacy

Information North Capital Collects About You

General

North Capital collects several types of information, including, without limitation:

•	by which you may be personally identified (“personal information”), some of which may be deemed sensitive given the sensitive nature of it (“sensitive personal information”),

o	such as name, postal address, email address, telephone number or any other identifier by which you may be contacted online or offline;

o	such as government-issued identification, employer name and address, social security or employer identification number, age, gender, education, occupation or any other identifier by which North Capital may confirm your identity;

o	such as information to assess your current financial situation (e.g., annual income, sources of income, approximate net worth, approximate value of investment assets, etc.), your financial goals and objectives, your investment experience and other factors, including as related to your suitability for certain investments;

o	payment and account information, including to process payment for North Capital’s products and services and to process investments and contributions; and

o	such other information as otherwise required to comply with state, federal and local laws, rules, regulations and orders, and in connection with providing services to you or to third parties in or through which you wish to transact;

•	that is about you, but individually does not identify you; and

•	about your computer and internet connection, the equipment you use to access a North Capital website and usage details.

Specific Categories of Collected Information

Below are tables that set forth specific categories of information that North Capital may collect:

Personal Information Category	Examples	Collected by North Capital?
A. Identifiers

A real name, alias, postal address, unique personal identifier, online identifier, Internet Protocol address, email address, account name, Social Security number, driver’s license number, passport number or other similar identifiers.

Yes
B. Personal Information

A name, signature, Social Security number, physical characteristics or description, address, telephone number, passport number, driver’s license or state identification card number, insurance policy number, education, employment, employment history, bank account number, credit card number, debit card number or any other financial information, medical information or health insurance information.

Some personal information included in this category may overlap with other categories.

Yes
C. Protected classification characteristics

Age (40 years or older), race, color, ancestry, national origin, citizenship, religion or creed, marital status, medical condition, physical or mental disability, sex (including gender, gender identity, gender expression, pregnancy or childbirth and related medical conditions), sexual orientation, veteran or military status, genetic information (including familial genetic information).

Yes
D. Commercial information	Records of personal property, products or services purchased, obtained or considered, or other purchasing or consuming histories or tendencies.	Yes
E. Biometric information

Genetic, physiological, behavioral and biological characteristics or activity patterns used to extract a template or other identifier or identifying information, such as, fingerprints, faceprints and voiceprints, iris or retina scans, keystroke, gait or other physical patterns and sleep, health or exercise data.

Yes

North Capital’s Commitment to Privacy

Personal Information Category	Examples	Collected by North Capital?
F. Internet or other similar network activity	Browsing history, search history, information on a consumer’s interaction with a website, application or advertisement.	Yes
G. Geolocation data	Physical location or movements.	Yes
H. Sensory data	Audio, electronic, visual, thermal, olfactory or similar information.	Yes
I. Professional or employment-related information	Current or past job history or performance evaluations.	Yes
J. Non-public education information	Education records directly related to a student maintained by an educational institution or party acting on its behalf, such as grades, transcripts, class lists, student schedules, student identification codes, student financial information or student disciplinary records.	Yes
K. Inferences drawn from other personal information	Profile reflecting a person’s preferences, characteristics, psychological trends, predispositions, behavior, attitudes, intelligence, abilities and aptitudes.	Yes
Sensitive Personal Information Category	Examples of Intended Use or Collection Purposes	Collected by North Capital?
L. Government identifiers

E.g., social security, driver’s license, state identification card or passport number.

As provided above. For example, in connection with the anti-money laundering (AML) and know your customer (KYC) compliance requirements for account opening in the context of North Capital’s investment advisory, secondary trading, primary placement, escrow and custody services.

Yes
M. Complete account access credentials

E.g., usernames, account numbers or card numbers combined with required access/security code or password.

As provided above. For example, in connection with the facilitation of payment processing services, processing investments and contributions and processing payments for products and services.

Yes
N. Precise geolocation

Data that is derived from a device and that is used or intended to be used to locate an individual within a certain geographic area.

As provided above. For example, in connection with account security and implementation of data security generally.

Yes
O. Racial or ethnic origin

Biological, physical traits and cultural identity.

As provided above. For example, in connection with applications for employment in support of maintaining non-discriminatory, ethical and legal hiring practices.

Yes
P. Religious or philosophical beliefs	Not applicable.	No
Q. Union membership	Not applicable.	No
R. Genetic data	Not applicable.	No
S. Mail, email or text messages contents not directed to us	As provided above. For example, to facilitate services to third parties engaging North Capital with which you have engaged and to fulfill supervisory obligations as a broker-dealer.	Yes
T. Unique identifying biometric information	As provided above. For example, broker-dealers such as North Capital Private Securities Corporation are required by Securities Exchange Act Rule 17f-2 to submit to FINRA fingerprints for all partners, directors, officers and employees who perform certain roles within a firm.	Yes
U. Health, sex life or sexual orientation information	Not applicable.	No

North Capital will not collect additional categories of information or use the information North Capital collected for materially different, unrelated or incompatible purposes without providing notice. To view North Capital’s Notice at Collection, see “North Capital’s Notice at Collection” with North Capital’s Disclosures at www.northcapital.com.

North Capital’s Commitment to Privacy

How North Capital Collects Information About You

General

This Policy applies to information North Capital collects, regardless of how collected, including:

•	on North Capital websites accessed either directly or through third party directed access;

•	verbally or in writing, including in voicemail, email, text and other electronic messages;

•	through mobile and desktop applications downloaded from a North Capital website, which provide dedicated non-browser based interaction between the user you and a North Capital website;

•	when you interact with North Capital’s advertising and applications on third-party websites and services;

•	directly from you when you provide it to North Capital;

•	automatically as you navigate through North Capital websites (such as usage details, Internet Protocol (IP) addresses, browser type, operating system, internet service provider (ISP), pages accessed and prior and following websites that you view and other information that may be collected through cookies, web beacons and other tracking technologies);

•	public record sources;

•	social media; and

•	from third parties, for example, North Capital business partners, customers and service providers.

Information You Provide

The information North Capital collects may include:

•	information that you provide by completing forms on a North Capital website, including information provided at the time of registering to use a North Capital website, subscribing to a North Capital service, posting material or requesting further services, entering or participating in a contest or promotion sponsored by North Capital or reporting a problem with a North Capital website, product or service;

•	records and copies of your correspondence (including email addresses), if you contact North Capital;

•	your responses to surveys that North Capital may ask you to complete;

•	information that you provide by completing forms on a third party website that is directed to North Capital for North Capital to provide products or services to a third party;

•	details of transactions you carry out through, directed by or directed to a North Capital website or email, including payment for and fulfillment of your orders and processing and completion of investments and contributions; and

•	your search queries on a North Capital website.

You also may provide information to be published or displayed (hereinafter, “posted”) on public areas of a North Capital website, or transmitted to other users of a North Capital website or third parties (collectively, “User Contributions”). Your User Contributions are posted on and transmitted to others at your own risk. Although North Capital may limit access to certain pages, please be aware that no security measures are perfect or impenetrable. Additionally, North Capital cannot control the actions of other users of a North Capital website with whom you may choose to share your User Contributions. Therefore, North Capital cannot and does not guarantee that your User Contributions will not be viewed by unauthorized persons.

Information North Capital Collects Through Automatic Data Collection Technologies

As you navigate through and interact with a North Capital website, North Capital may use automatic data collection technologies to collect certain information about your equipment, browsing actions and patterns, including:

•	details of your visits to a North Capital website, including traffic data, location data, logs and other communication data and the resources that you access and use on a North Capital website; and

•	information about your internet-connected devices, including your Internet Protocol (IP) address, operating system and browser type.

North Capital also may use these technologies to collect information about your online activities over time and across third-party websites or other online services (i.e., behavioral tracking). Contact North Capital (see North Capital Contact Information below) for information on how you can opt out of behavioral tracking on North Capital websites and how North Capital responds to web browser signals and other mechanisms that enable consumers to exercise choice about behavioral tracking.

North Capital’s Commitment to Privacy

The information North Capital collects automatically includes information, or North Capital may maintain it or associate it with information North Capital collects in other ways or receives from third parties. It helps us to improve North Capital websites and to deliver better, more personalized services, including by enabling us to:

•	estimate North Capital audience size and usage patterns;

•	store information about your preferences allowing us to customize North Capital websites according to your individual interests;

•	speed up your searches; and

•	recognize you when you return to a North Capital website.

The technologies North Capital uses for this automatic data collection may include:

•	Cookies (or browser cookies). A cookie is a small file placed on the hard drive of your computer. You may refuse to accept browser cookies by activating the appropriate setting on your browser. However, if you select this setting, you may be unable to access certain parts of a North Capital website. Unless you have adjusted your browser setting so that it will refuse cookies, North Capital’s system will issue cookies when you direct your browser to a North Capital website.

•	Flash Cookies. Certain features of North Capital websites may use local stored objects (or Flash cookies) to collect and store information about your preferences and navigation to, from and on a North Capital website. Flash cookies are not managed by the same browser settings as are used for browser cookies. For information about managing your privacy and security settings for Flash cookies, see Choices About How North Capital Uses and Disclose Your Information below.

•	Web Beacons. Pages of North Capital websites and North Capital emails may contain small electronic files known as web beacons (also referred to as clear gifs, pixel tags and single-pixel gifs) that permit North Capital, for example, to count users who have visited those pages or opened an email and for other related website statistics (for example, recording the popularity of certain website content and verifying system and server integrity).

•	Tags (metadata). A tag is a keyword or term assigned to a piece of information such as an Internet bookmark, digital image, database record or computer file. This kind of metadata helps describe an item and allows it to be found again by browsing or searching.

•	Scripts. A data collection or tracking script tracks user interaction on North Capital websites.

•	Social Media Features and Widgets. North Capital websites may include social media features and widgets, such as chat widgets and the Twitter and LinkedIn interactive mini programs that run on North Capital websites. These features may collect your Internet Protocol (IP) address, which page you are visiting on North Capital websites, and may set a cookie to enable the feature to function properly. Social media features and widgets are either hosted by a third party or hosted directly on North Capital websites. The privacy statement of the company providing it governs your interactions with these features.

North Capital may receive reports based on the use of these technologies on an individual or aggregated basis.

From time to time, North Capital may partner with third parties to manage its advertising on other websites. North Capital’s third party partners may use technologies to gather information about your activities on North Capital websites and other websites in order to provide you with advertising based upon your browsing activities and interests. If you wish to not have this information used for the purpose of serving you interest-based ads, you may opt-out by contacting North Capital (see North Capital Contact Information below). Please note this does not opt you out of being served ads. You will continue to receive generic ads.

How North Capital Uses Your Information

General

North Capital may use information that North Capital collects or that is provided to us for one or more of the following purposes:

•	to fulfill or meet the reason you provided the information, for example, if you provide your information:

o	to request a price quote or ask a question about North Capital’s products or services, North Capital will use that information to respond to your inquiry;

North Capital’s Commitment to Privacy

o	to purchase a product or service, North Capital will use that information to process your payment and facilitate delivery and may also save your information to facilitate new product orders or process returns;

o	to open an account with North Capital (e.g., for investment advisory, custody), North Capital will use that information to facilitate the creation/closing (including anti-money laundering (AML) and know your customer (KYC), as applicable), customization, maintenance and security of the account and the transactions conducted therein;

o	to invest in originally issued private or other exempt securities, depending on the services for which North Capital is engaged in connection with investments in or through third parties (e.g., brokerage, escrow facilitation services), North Capital will use that information to provide such services, including, without limitation, reviewing suitability and identity verification and facilitating payment processing;

o	to buy or sell private or other exempt securities in the secondary market, depending on North Capital’s services (e.g., brokerage services, as PPEX ATS operator), North Capital will use that information to facilitate such acquisition or sale; and

o	as an applicant for employment or employee of North Capital, North Capital will use that information to facilitate its activities as a potential employer or employer, including, without limitation, processing your application, administering benefits and payroll, maintaining registrations, running periodic background checks;

•	to provide, support, personalize and develop North Capital websites, products and services;

•	to process your requests, purchases, transactions and payments and prevent transactional fraud;

•	to present North Capital websites and its contents to you;

•	to provide you with information, products or services that you request from North Capital;

•	to help maintain the safety, security and integrity of North Capital websites, products and services, accounts, databases and other technology assets and business;

•	to provide you with notices about your account, including expiration and renewal notices;

•	to notify you about changes to North Capital websites or any products or services North Capital offers or provides;

•	to provide you with support and to respond to your inquiries, including to investigate and address your concerns and monitor and improve North Capital’s responses;

•	to personalize your North Capital website experience and to deliver content and product and service offerings relevant to your interests, including targeted offers and ads through North Capital websites, third party sites and via email or text message (with your consent, where required by law);

•	for testing, research, analysis and product development, including to develop and improve North Capital websites, products and services;

•	to help expand the scope and improve the quality of products and services North Capital offers to you now or in the future;

•	to allow you to participate in interactive features on a North Capital website;

•	to develop additional capabilities and services;

•	to evaluate or conduct an investment or a merger, divestiture, restructuring, reorganization, dissolution or other sale or transfer of some or all of North Capital’s assets, whether as a going concern or as part of bankruptcy, liquidation or similar proceeding, in which information held by North Capital about North Capital clients or North Capital website users is among the assets transferred;

•	to conduct background checks;

•	to manage your employment relationship with North Capital, including, for onboarding processes, timekeeping, payroll and expense report administration, training and development, creation, maintenance and security of accounts, emergency contacts, workers’ compensation claims management and job performance;

•	in employee recruiting;

•	to manage and monitor access to company facilities, equipment and systems;

•	to conduct internal audits and workplace investigations;

•	to investigate and enforce compliance with and potential breaches of North Capital policies and procedures;

•	to engage in corporate transactions requiring review of employee and independent contractor records;

•	to evaluate independent contractors in deciding to engage their services;

North Capital’s Commitment to Privacy

•	to manage independent contractors’ contracting relationship with North Capital, including for payment administration, maintenance and security of accounts, emergency contacts, claims management and contract performance;

•	to maintain commercial insurance policies and coverages;

•	to perform workforce and marketing analytics, data analytics and benchmarking;

•	to administer and maintain North Capital’s operations, including for safety purposes;

•	for client marketing purposes;

•	to carry out North Capital’s obligations and enforce North Capital’s rights arising from any contracts entered into between you and North Capital, including for billing and collection;

•	to comply with (a) state, federal and local laws, rules, regulations and orders, (b) other legal process and law enforcement requests and (c) requests in regulatory audits and examinations, including any internal policy based on or reflecting legal or regulatory guidance, codes or opinions;

•	in any other way described to you when collecting your information or as otherwise set forth in North Capital’s privacy policy or any agreement to which you are a party; and

•	to fulfill any other purpose for which you provide it and for any other purpose with your consent.

If you subscribe to North Capital’s newsletters or marketing emails or submit a contact form to us, North Capital may use your name and email address to send materials to you. In some instances, you may be automatically subscribed to receive certain materials upon creating an account or otherwise logging in.

North Capital may also use your information to contact you about products and services that may be of interest to you. If you do not want North Capital to use your information in this way, please check the relevant box located on the form on which North Capital collects your data (if applicable, the registration form) or contact North Capital (see North Capital Contact Information below). For more information, see Choices About How North Capital Uses and Disclose Your Information.

North Capital Does Not Sell Information

North Capital will not sell the information North Capital collects nor will North Capital share it with unaffiliated third parties for cross-context behavioral advertising.

Retention of Information

The retention period for most categories of information will be so long as you have a business relationship with North Capital and at least seven years thereafter, and in any event, as reasonably necessary to achieve the disclosed collection and use purposes, resolve disputes and enforce agreements and subject to retention requirements of applicable state, federal and local laws, rules, regulations and orders and other legal process and law enforcement requirements (including any internal policy based on or reflecting legal or regulatory guidance, codes or opinions).

Disclosure of Your Information

North Capital may disclose aggregated information about North Capital users, and information that does not identify any individual, without restriction.

North Capital may disclose information that North Capital collects or you provide as described in this Policy:

•	to North Capital subsidiaries and affiliates;

•	to contractors, service providers and other third parties North Capital uses to support North Capital’s business;

•	to potential investors, buyers and other successors in the event of a merger, divestiture, restructuring, reorganization, dissolution or other sale or transfer of some or all of North Capital’s assets, whether as a going concern or as part of bankruptcy, liquidation or similar proceeding, in which information held by North Capital about North Capital website users is among the assets transferred;

•	to fulfill the purpose for which you provide it, e.g., if you give us an email address to use the “email a friend” feature of a North Capital website, North Capital will transmit the contents of that email and your email address to the recipients;

•	to governmental and regulatory authorities;

•	data aggregators;

North Capital’s Commitment to Privacy

•	for any other purpose disclosed by North Capital when you provide the information; and

•	with your consent.

North Capital may disclose your information to a third party for a business purpose. When North Capital discloses information for a business purpose, North Capital enters a contract that describes the purpose and requires the recipient to both keep that information confidential and not use it for any purpose except performing the contract.

North Capital may share your information with affiliates, partners and third party service providers if the information is required to provide a service you have requested or to provide you the opportunity to participate in the products or services being offered. The use of your information is limited to the purposes identified in North Capital’s agreement with the affiliate, partner or third party service provider, although you may be asked to agree to additional terms including acknowledging additional privacy terms, as a condition of accepting the provision of services. An affiliate is a company that North Capital owns or controls or is under common control. A partner or third party service provider is a firm contracted by North Capital to support certain functions of the business, such as transaction posting, information dissemination, internet marketing, account processing, research, due diligence, reporting, information technology support, transfer agency, escrow, or custodial services. Use of any shared information is limited to the provision of the contracted service, and all partners and third party service providers with whom information is shared are required to protect such information in a manner similar to the way we protect such information, including restricting its dissemination except as necessary to provide the contracted service. Within our technology platform, transfers to subsequent third parties are covered by the service agreements with our technology clients.

North Capital may also disclose your information:

•	to comply with any court order, law or legal process, including to respond to any government or regulatory request (including in connection with an information request, examination or audit);

•	to enforce or apply North Capital’s technologies and agreements, including for billing and collection purposes; and

•	if North Capital believes disclosure is necessary or appropriate to protect the rights, property or safety of North Capital, North Capital customers or others, which includes exchanging information with other companies and organizations for the purposes of fraud protection and credit risk reduction.

Choices About How North Capital Uses and Discloses Your Information

North Capital strives to provide you with choices regarding the information you provide to us. North Capital has created mechanisms to provide you with the following control over your information:

•	Tracking Technologies and Advertising. You can set your browser to refuse all or some browser cookies, or to alert you when cookies are being sent. See the banner at the bottom of North Capital’s websites to adjust settings. To learn how you can manage your Flash cookie settings, visit the Flash player settings page on Adobe’s website (https://helpx.adobe.com). If you disable or refuse cookies, please note that some parts of this site may then be inaccessible or not function properly.

•	Promotional Offers from the Company. If you do not wish to have your contact information used to promote North Capital’s own or third parties’ products or services, you can opt out by checking the relevant box located on the form on which North Capital collects your data (if applicable, the registration form) or at any other time by sending us an email stating your request (see North Capital Contact Information below). If North Capital has sent you a promotional email, you may send us a return email asking to be omitted from future email distributions.

North Capital does not control third parties’ collection or use of your information to serve interest-based advertising. However, these third parties may provide you with ways to choose not to have your information collected or used in this way. You can opt out of receiving targeted ads from members of the Network Advertising Initiative (“NAI”) on the NAI’s website (https://optout.networkadvertising.org).

Accessing and Correcting Your Information

You can review and change your information by logging into the relevant North Capital website and visiting your account profile page or by contacting North Capital (see North Capital Contact Information below).

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North Capital’s Commitment to Privacy

If you delete your User Contributions from a North Capital website, copies of your User Contributions may remain viewable in cached and archived pages, or might have been copied or stored by other North Capital website users. Proper access and use of information provided on a North Capital website, including User Contributions, is governed by North Capital.

Personal identifying information may be reviewed, changed or corrected at any time. Your information cannot be deleted due to our legal and regulatory compliance obligations. However, if you request that we no longer use your information, it will be maintained for regulatory archival purposes. You are responsible for maintaining the accuracy and completeness of your information. Please review your information at regular intervals to ensure that it is accurate and complete. If you would like to review your information, or request deletion of your information, or if you believe that any of the information you have provided may be incorrect or out of date, or if you have any other questions or concerns regarding your information or regarding this Policy, please contact North Capital (see North Capital Contact Information below).

North Capital may not have any direct relationship with the individuals whose information it processes in connection with the use of its technology products or certain other services North Capital provides. In such an instance, an individual who seeks access, or who seeks to correct, amend or delete information should direct such individual’s query to North Capital’s client (the data controller). If requested to remove information, we will respond within a reasonable timeframe (subject to North Capital’s legal and regulatory compliance obligations).

If you choose to use our referral service to tell a contact about a blog post, we will ask you for your contact’s name and email address. We will automatically send your contact a one-time email inviting him or her to visit the blog. North Capital stores this information for the sole purpose of sending this one-time email and tracking the success of our referral program. Your contact may contact us (see North Capital Contact Information below) to request that we remove this information from our database.

You may choose to stop receiving our newsletter or marketing emails by following the unsubscribe instructions included in these emails, accessing the email preferences in your account settings page, or you can contact us (see North Capital Contact Information below). Please note that even if you opt-out or unsubscribe from receiving newsletters or marketing emails from us, we may still send you administrative messages as North Capital believes is necessary or advisable in its discretion.

Other Consumer Rights and Choices

General

State laws, such as the California Consumer Privacy Act (“CCPA”) as revised by the California Privacy Rights Act (“CPRA”), the Colorado Privacy Act (effective July 1, 2023) (“CPA”), the Connecticut Data Privacy Act (effective July 1, 2023) (“CTDPA”), the Virginia Consumer Data Protection Act (“VCDPA”) and the Utah Consumer Privacy Act (effective December 31, 2023) (“UCPA”), set forth the rights and choices their natural person state resident consumers have regarding their information. Some of the key rights provided to consumers by state laws include:

•	the right of access to the collected information or categories of collected information and with whom shared;

•	the right of rectification to request that incorrect or outdated personal information be corrected, but not deleted;

•	the right of restriction to restrict the processing of information;

•	the right of portability to request information be disclosed in a common file format;

•	the right to know what information is collected, used, share or sold, both as to the categories and specific pieces of information;

•	the right to delete information held by businesses and by extension, a business’s service provider, under certain circumstances;

•	the right to opt-out of sales of information (Note that North Capital does not sell the information of its customers);

•	the right against automated decision making prohibiting the making of decisions about a consumer based solely on an automated process without human input; and

•	the private right of action to seek civil damages for violations of applicable law.

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North Capital’s Commitment to Privacy

Consumer Rights Regarding Information Collected, Data Portability and Deletion Requests

Access to Specific Information and Data Portability Rights

If you have a state law consumer right, to the extent such state law is applicable to North Capital, you may request that North Capital disclose certain information to you about North Capital’s collection and use of your information over the past 12 months. Once North Capital receives and confirms your verifiable consumer request (see Exercising Access, Data Portability and Deletion below), North Capital will disclose to you:

•	the categories of information North Capital collected about you;

•	the categories of sources for the information North Capital collected about you;

•	North Capital’s business or commercial purpose for collecting or selling that information;

•	the categories of third parties with whom North Capital share that information;

•	the specific pieces of information North Capital collected about you (also called a data portability request); and

•	if North Capital disclosed your information for a business purpose, a list disclosing disclosures for a business purpose, identifying the information categories that each category of recipient obtained.

North Capital does not provide these access and data portability rights for B2B information.

Deletion Request Rights

If you have a state law consumer right, to the extent such state law is applicable to North Capital, you may request that North Capital delete any of your information that North Capital collected from you and retained, subject to certain exceptions. Once North Capital receive and confirm your verifiable consumer request (see Exercising Access, Data Portability and Deletion below), North Capital will delete (and direct our service providers to delete) your information from our records, unless an exception applies.

North Capital may deny your deletion request if retaining the information is necessary for North Capital or the third parties to which such information is disclosed to:

1.	complete the transaction for which North Capital collected the information, provide a good or service that you requested, take actions reasonably anticipated within the context of our ongoing business relationship with you, fulfill the terms of a written warranty or product recall conducted in accordance with federal law, or otherwise perform our contract with you;

2.	detect security incidents, protect against malicious, deceptive, fraudulent or illegal activity, or prosecute those responsible for such activities;

3.	debug products to identify and repair errors that impair existing intended functionality;

4.	exercise free speech, ensure the right of another consumer to exercise their free speech rights, or exercise another right provided for by law;

5.	comply with the California Electronic Communications Privacy Act (Cal. Penal Code § 1546 et. seq.);

6.	engage in public or peer-reviewed scientific, historical, or statistical research in the public interest that adheres to all other applicable ethics and privacy laws, when the information’s deletion may likely render impossible or seriously impair the research’s achievement, if you previously provided informed consent;

7.	enable solely internal uses that are reasonably aligned with consumer expectations based on your relationship with North Capital;

8.	comply with a legal or regulatory obligation; or

9.	make other internal and lawful uses of that information that are compatible with the context in which you provided it.

North Capital does not provide these access and data portability rights for B2B information.

Exercising Access, Data Portability and Deletion Rights

To exercise the state law consumer access, data portability and deletion rights described above, please submit a verifiable consumer request to North Capital by either:

•	calling North Capital at 888.625.7768 and requesting to speak to the Data Privacy Officer;

•	emailing North Capital at privacy@northcapital.com; or

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North Capital’s Commitment to Privacy

•	mailing North Capital at 623 E. Fort Union Boulevard, Suite 101, Midvale, Utah 84047, Attention: Data Privacy Officer.

Only you, or someone legally authorized to act on your behalf, may make a verifiable consumer request related to your information. You may also make a verifiable consumer request on behalf of your minor child.

Some states permit you to designate an authorized agent to make a data rights request on your behalf. Such designation must comply with your state of residence’s applicable law. In the event North Capital receives a data rights request submitted on your behalf from and authorized agent, North Capital may require that the consumer provide you with written authorization to make the request on their behalf and verify their own identity directly with North Capital.

You may only make a verifiable consumer request for access or data portability twice within a 12-month period. The verifiable consumer request must:

•	be provided for under state law applicable to you and to North Capital;

•	provide sufficient information that allows North Capital to reasonably verify you are the person about whom North Capital collected information or an authorized representative; and

•	describe your request with sufficient detail that allows North Capital to properly understand, evaluate; and respond to it.

North Capital cannot respond to your request or provide you with information if North Capital cannot verify your identity or authority to make the request and confirm the information relates to you.

Making a verifiable consumer request does not require you to create an account with North Capital. However, North Capital does consider requests made through your password protected account sufficiently verified when the request relates to information associated with that specific account.

North Capital will only use information provided in a verifiable consumer request to verify the requestor’s identity or authority to make the request.

Response Timing and Format

North Capital endeavors to respond to a verifiable consumer request within 45 days of its receipt. If North Capital requires more time (up to 90 days), North Capital will inform you of the reason and extension period in writing.

If you have an account with North Capital, North Capital will deliver its written response to that account. If you do not have an account with North Capital, North Capital will deliver its written response by mail or electronically, at your option.

Any disclosures North Capital provides will only cover the 12-month period preceding the verifiable consumer request’s receipt. The response North Capital provides will also explain the reasons North Capital cannot comply with a request, if applicable. For data portability requests, North Capital will select a format to provide your information that is readily useable and should allow you to transmit the information from one entity to another entity without hindrance.

North Capital does not charge a fee to process or respond to your verifiable consumer request unless it is excessive, repetitive or manifestly unfounded. If North Capital determines that the request warrants a fee, North Capital will tell you why North Capital made that decision and provide you with a cost estimate before completing your request.

Non-Discrimination

North Capital will not discriminate against you for exercising any of your data rights. Unless permitted by applicable law, North Capital will not:

•	deny you goods or services;

•	charge you different prices or rates for goods or services, including through granting discounts or other benefits, or imposing penalties;

•	provide you a different level or quality of goods or services; or

•	suggest that you may receive a different price or rate for goods or services or a different level or quality of goods or services.

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North Capital’s Commitment to Privacy

However, North Capital may offer you certain financial incentives permitted by applicable law that can result in different prices, rates or quality levels. Any permitted financial incentive North Capital offer will reasonably relate to your information’s value and contain written terms that describe the program’s material aspects. Participation in a financial incentive program requires your prior opt in consent, which you may revoke at any time.

Data Security

North Capital has implemented measures designed to secure your information from accidental loss and from unauthorized access, use, alteration and disclosure. North Capital utilizes a broad array of security software, systems and operational procedures to ensure the confidentiality and safety of your information. While no security system is flawless or impenetrable, North Capital periodically reviews and upgrades the security technology and procedures that safeguard your information. All personally identifiable and payment information you provide to us is encrypted.

The safety and security of your information also depends on you. Where North Capital has given you (or where you have chosen) a password for access to certain parts of a North Capital website, you are responsible for keeping this password confidential. North Capital asks you not to share your password with anyone. North Capital urges you to be careful about giving out information in public areas of any website like message boards. The information you share in public areas may be viewed by any user of the North Capital website. You also may be offered online access to information related to your account through a third party service provider, such as a bank, custodian, broker, dealer, transfer agent, escrow agent, investment portal, sponsors, issuers or other third parties. In such case you are responsible for safeguarding the credentials provided by such third party.

Unfortunately, the transmission of information via the internet is not completely secure. Although North Capital does its best to protect your information, North Capital cannot guarantee the security of your information transmitted through a North Capital website or in email. Any transmission of information is at your own risk. North Capital is not responsible for circumvention of any privacy settings or security measures.

Changes to North Capital Privacy Policy

North Capital reserves the right to amend its privacy policy at its discretion and at any time. In the event that North Capital makes changes to its privacy policy, the revised privacy policy will be posted to its North Capital websites with the new effective date. If North Capital makes material changes to how North Capital treats information, North Capital will notify you through a notice on each North Capital website home page. The date this Policy was last revised is identified at the top of the page. You are responsible for ensuring North Capital has an up-to-date active and deliverable email address for you, and for periodically visiting North Capital websites and this Policy to check for any changes. You should review this Policy at regular intervals to remain informed of any changes. You agree that the act of posting a revised privacy policy electronically on our North Capital websites satisfies any obligation of North Capital to physically deliver the privacy policy to you. Your continued relationship with North Capital and/or continued use of North Capital websites following the delivery of a revised privacy policy constitutes your acceptance of such changes.

North Capital Contact Information

If you have any questions or comments about this Policy, the ways in which North Capital collects, uses, manages, shares, discloses or retains your information as described in this Policy, your choices and rights regarding such use, to exercise your rights under applicable law or to register a complaint or concern, please contact North Capital at:

North Capital

Attention: Data Privacy Officer

623 E. Fort Union Boulevard, Suite 101 Midvale, Utah 84047

Telephone Number: Call 1.888.625.7768 and request to speak to the Data Privacy Officer

Email: privacy@northcapital.com

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North Capital’s Commitment to Privacy

North Capital’s Notice at Collection

Effective Date: January 1, 2023

North Capital may use information that North Capital collects about you or that you provide, including your personal and sensitive personal information (collectively referred to herein as “Information”), to support its business operations for one or more of the following purposes:

North Capital is collecting your personal and sensitive personal information (collectively referred to herein as “Information”) to support its business operations, including for one or more of the following purposes:

•	to fulfill or meet the reason you provided the Information, for example, if you provide your Information:

o	to request a price quote or ask a question about North Capital’s products or services, North Capital will use that Information to respond to your inquiry;

o	to purchase a product or service, North Capital will use that Information to process your payment and facilitate delivery and may also save your Information to facilitate new product orders or process returns;

o	to open an account with North Capital (e.g., for investment advisory, custody), North Capital will use that Information to facilitate the creation/closing (including anti-money laundering (AML) and know your customer (KYC), as applicable), customization, maintenance and security of the account and the transactions conducted therein;

o	to invest in originally issued private or other exempt securities, depending on the services for which North Capital is engaged in connection with investments in or through third parties (e.g., brokerage, escrow facilitation services), North Capital will use that Information to provide such services, including, without limitation, reviewing suitability and identity verification and facilitating payment processing;

o	to buy or sell private or other exempt securities in the secondary market, depending on North Capital’s services (e.g., brokerage services, as PPEX ATS operator), North Capital will use that Information to facilitate such acquisition or sale; and

o	as an applicant for employment or employee of North Capital, North Capital will use that Information to facilitate its activities as a potential employer or employer, including, without limitation, processing your application, administering benefits and payroll, maintaining registrations, running periodic background checks;

•	to provide, support, personalize and develop North Capital’s websites, mobile app, products and services;

•	to process your requests, purchases, transactions and payments and prevent transactional fraud;

•	to present North Capital websites and its contents to you;

•	to provide you with information, products or services that you request from North Capital;

•	to help maintain the safety, security and integrity of North Capital’s websites, products and services, accounts, databases and other technology assets and business;

•	to provide you with notices about your account, including expiration and renewal notices;

•	to notify you about changes to North Capital websites or any products or services North Capital offers or provides;

•	to provide you with support and to respond to your inquiries, including to investigate and address your concerns and monitor and improve North Capital’s responses;

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North Capital Notice at Collection

•	to personalize your website or mobile app experience and to deliver content and product and service offerings relevant to your interests, including targeted offers and ads through North Capital’s websites, third party sites and via email or text message (with your consent, where required by law);

•	for testing, research, analysis and product development, including to develop and improve North Capital’s websites, products and services;

•	to help expand the scope and improve the quality of products and services North Capital offers to you now or in the future;

•	to allow you to participate in interactive features on a North Capital website;

•	to develop additional capabilities and services;

•	to evaluate or conduct an investment or a merger, divestiture, restructuring, reorganization, dissolution or other sale or transfer of some or all of North Capital’s assets, whether as a going concern or as part of bankruptcy, liquidation or similar proceeding, in which Information held by North Capital about North Capital clients or website users is among the assets transferred;

•	to conduct background checks;

•	to manage your employment relationship with North Capital, including, for onboarding processes, timekeeping, payroll and expense report administration, training and development, creation, maintenance and security of accounts, emergency contacts, workers’ compensation claims management and job performance;

•	in employee recruiting;

•	to manage and monitor access to company facilities, equipment and systems;

•	to conduct internal audits and workplace investigations;

•	to investigate and enforce compliance with and potential breaches of North Capital policies and procedures;

•	to engage in corporate transactions requiring review of employee and independent contractor records;

•	to evaluate independent contractors in deciding to engage their services;

•	to manage independent contractors’ contracting relationship with North Capital, including for payment administration, maintenance and security of accounts, emergency contacts, claims management and contract performance;

•	to maintain commercial insurance policies and coverages;

•	to perform workforce and marketing analytics, data analytics and benchmarking;

•	to administer and maintain North Capital’s operations, including for safety purposes;

•	for client marketing purposes;

•	to carry out North Capital’s obligations and enforce North Capital’s rights arising from any contracts entered into between you and North Capital, including for billing and collection;

•	to comply with (a) state, federal and local laws, rules, regulations and orders, (b) other legal process and law enforcement requests and (c) requests in regulatory audits and examinations, including any internal policy based on or reflecting legal or regulatory guidance, codes or opinions;

•	in any other way described to you when collecting your Information or as otherwise set forth in North Capital’s privacy policy or any agreement to which you are a party; and

•	to fulfill any other purpose for which you provide it and for any other purpose with your consent.

North Capital may collect the Information categories listed in the tables below. North Capital will not sell the Information North Capital collects nor will North Capital share it with unaffiliated third parties for cross-context behavioral advertising. The retention period for most categories of such information will be at least seven years, and in any event, as reasonably necessary to achieve the disclosed collection and use purposes and subject to retention requirements of applicable state, federal and local laws, rules, regulations and orders and other legal process and law enforcement requirements (including any internal policy based on or reflecting legal or regulatory guidance, codes or opinions). To view North Capital’s privacy policy in its entirety, see “Privacy Policy” with North Capital’s Disclosures at www.northcapital.com.

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North Capital Notice at Collection

Personal Information Category		Examples	Collected by North Capital?	Sold or Shared for Cross- Context Behavioral Advertising?
A.	Identifiers	A real name, alias, postal address, unique personal identifier, online identifier, Internet Protocol address, email address, account name, Social Security number, driver’s license number, passport number or other similar identifiers.	Yes	No
B.	Personal Information

A name, signature, Social Security number, physical characteristics or description, address, telephone number, passport number, driver’s license or state identification card number, insurance policy number, education, employment, employment history, bank account number, credit card number, debit card number or any other financial information, medical information or health insurance information.

Some personal information included in this category may overlap with other categories.

			Yes	No
C.	Protected classification characteristics	Age (40 years or older), race, color, ancestry, national origin, citizenship, religion or creed, marital status, medical condition, physical or mental disability, sex (including gender, gender identity, gender expression, pregnancy or childbirth and related medical conditions), sexual orientation, veteran or military status, genetic information (including familial genetic information).	Yes	No
D.	Commercial information	Records of personal property, products or services purchased, obtained or considered, or other purchasing or consuming histories or tendencies.	Yes	No
E.	Biometric information	Genetic, physiological, behavioral and biological characteristics or activity patterns used to extract a template or other identifier or identifying information, such as, fingerprints, faceprints and voiceprints, iris or retina scans, keystroke, gait or other physical patterns and sleep, health or exercise data.	Yes	No
F.	Internet or other similar network activity	Browsing history, search history, information on a consumer’s interaction with a website, application or advertisement.	Yes	No
G.	Geolocation data	Physical location or movements.	Yes	No
H.	Sensory data	Audio, electronic, visual, thermal, olfactory or similar information.	Yes	No
I.	Professional or employment-related information	Current or past job history or performance evaluations.	Yes	No
J.	Non-public education information	Education records directly related to a student maintained by an educational institution or party acting on its behalf, such as grades, transcripts, class lists, student schedules, student identification codes, student financial information or student disciplinary records.	Yes	No
K.	Inferences drawn from other personal information	Profile reflecting a person’s preferences, characteristics, psychological trends, predispositions, behavior, attitudes, intelligence, abilities and aptitudes.	Yes	No

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North Capital Notice at Collection

Sensitive Personal Information Category		Examples of Intended Use or Collection Purposes	Collected by North Capital?	Sold or Shared for Cross- Context Behavioral Advertising?
L.	Government identifiers

E.g., social security, driver’s license, state identification card or passport number.

As provided above. For example, in connection with the anti- money laundering (AML) and know your customer (KYC) compliance requirements for account opening in the context of North Capital’s investment advisory, secondary trading, primary placement, escrow and custody services.

			Yes	No
M.	Complete account access credentials

E.g., usernames, account numbers or card numbers combined with required access/security code or password.

As provided above. For example, in connection with the facilitation of payment processing services, processing investments and contributions and processing payments for products and services.

			Yes	No
N.	Precise geolocation

Data that is derived from a device and that is used or intended to be used to locate an individual within a certain geographic area.

As provided above. For example, in connection with account security and implementation of data security generally.

			Yes	No
O.	Racial or ethnic origin

Biological, physical traits and cultural identity.

As provided above. For example, in connection with applications for employment in support of maintaining non- discriminatory, ethical and legal hiring practices.

			Yes	No
P.	Religious or philosophical beliefs	Not applicable.	No	Not applicable.
Q.	Union membership	Not applicable.	No	Not applicable.
R.	Genetic data	Not applicable.	No	Not applicable.
S.	Mail, email or text messages contents not directed to us	As provided above. For example, to facilitate services to third parties engaging North Capital with which you have engaged and to fulfill supervisory obligations as a broker- dealer.	Yes	No
T.	Unique identifying biometric information	As provided above. For example, broker-dealers such as North Capital Private Securities Corporation are required by Securities Exchange Act Rule 17f-2 to submit to FINRA fingerprints for all partners, directors, officers and employees who perform certain roles within a firm.	Yes	No
U.	Health, sex life or sexual orientation information	Not applicable.	No	Not applicable.

If you have any questions about this Notice at Collection or need to access it in an alternative format due to having a disability, please contact North Capital by either:

•	calling North Capital at 888.625.7768 and requesting to speak to the Data Privacy Officer;

•	emailing North Capital at privacy@northcapital.com; or

•	mailing North Capital at 623 E. Fort Union Boulevard, Suite 101, Midvale, Utah 84047, Attention: Data Privacy Officer.

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North Capital Notice at Collection

FEE DESCRIPTION	FEE AMOUNT

Individual/Joint Account Opening Fee:	$25.00
Entity Account Opening Fee:	$75.00 per entity reviewed
Custodial Fee on Security Positions:	25 bps (0.25%)
Position Transfer:	$25.00
Domestic Inbound/Outbound Wires:	$25.00
International Inbound/Outbound Wires:	$45.00
Inbound/Outbound Checks: *	$10.00
Special Handling (Hourly):	$150.00

* Outbound Checks are only available in the cases where ACH and Wire Transfer is not possible.

There are a number of very important reasons to give North Capital Private Securities Corporation the name of someone you trust, and FINRA, NASAA, and the SEC urge you to consider the request.

WHAT IS IT?

A trusted contact is a person you authorize North Capital Private Securities to contact in limited circumstances.

WHO SHOULD HAVE ONE?

Anyone opening an account with North Capital Private Securities should give serious consideration to naming a trusted contact.

HOW WOULD HAVING A TRUSTED CONTACT HELP ME?

There may be times when we need to get in touch with you but can’t when:

•	You are traveling	•	There is concern about fraud

•	There is a natural disaster	•	You are having health issues

WHAT CAN A TRUSTED CONTACT PERSON DO?

•	Your trusted contact CANNOT make trades in your account

•	Your trusted contact CANNOT make decisions about your account

•	Being a trusted contact DOES NOT make them a power of attorney, legal guardian trustee or executor

A trusted contact is someone who can help us to help you, if needed. Please seriously consider adding one today.